                                                                    Exhibit 10.1








                                     LEASE

                                 of Premises at

                                 9/90 Crossing
                           Framingham, Massachusetts

                                 by and between

                  NDNE 9/90 CROSSING LIMITED LIABILITY COMPANY

                                      and

                        NATURAL MICROSYSTEMS CORPORATION

                            Dated September 30, 1996

                                     LEASE

                                   SECTION 1
                                   ---------

                                 Reference Data
                                 --------------

     Section 1.1.  Reference Information.  Reference in this Lease to any of the
     ------------  ---------------------
following shall have the meaning set forth below:

     Additional Rent: Any sum or payment designated under this Lease as constituting "Additional Rent" including, without limitation, payments to/by Tenant on account of (i) taxes and assessments under Section 5, (ii) insurance premiums under Section 6.3, (iii) Park Common Expenses under Section 7.2, (iv) costs and expenses relating to maintenance repair and replacement of the exterior grounds of the Lot all as more particularly set forth in Section 8.2 and (v) payments due under Section 9.3 on account of Subsequent Law-Related Changes.

     Annual Fixed Rental Rate or Annual Fixed Rent:

          During Original Terms:

          Year 1 through end of Year 2:
               $892,500.00 per annum
          Year 3:
               $1,190,000.00 per annum
          Year 4 through end of Year 6:
               $1,240,000.00 per annum
          Year 7 through end of Year 9:
               $1,280,000.00 per annum
          Year 10 through end of Year 12:
               $1,360,000.00 per annum
          Year 13 through end of Year 15:
               $1,440,000.00 per annum

          During Extension Terms:   See Section 2.3

     Building: The approximately 100,000 gross square foot building to be erected on the Fee Lot by Landlord together with all alterations thereof and additions thereto and replacements thereof.

     Cross Easement:  The Cross Easement Agreement attached hereto as Exhibit
A-12.

     Date of this Lease: September 30, 1996.

     Entire Leasehold Lot: As defined in Section 5.1 hereof. The Leasehold Lot is part

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

of the Entire Leasehold Lot.

     Estimated Term Commencement Date: May 1, 1997

     Extension Terms: Two separate consecutive five year periods (hereinafter called the "First Extension Term" and the "Second Extension Term", respectively).

     Fee Lot: Lot A as described on Exhibit A-1 attached hereto subject to adjustments in the Lot boundaries from time to time as provided in Section 13.10.

     Ground Lease: The Indenture of Lease dated as of August 15, 1980, between the Inhabitants of The Town of Framingham ("Town") as landlord and The First National Bank of Boston (Bank of Boston) notice of which is recorded with the Middlesex South Registry of Deeds (The Registry) in Book 14306, Page 282 (the "Original Ground Lease"). The interest of The Bank of Boston as tenant under the Original Ground Lease was assigned to 9/90 Crossing Associates Limited Partnership ("9/90") pursuant to that certain lease assignment dated as of July 29, 1987, and recorded with the Registry in Book 18428, Page 050. The interest of "9/90" as tenant under the Original Ground Lease was further assigned by "9/90" to Rose Holding, Inc. ("Rose") pursuant to that certain Lease Assignment dated as of June 10, 1994, recorded with the Registry in Book 24620, Page 63. The Original Ground Lease was amended by amendment to lease dated the _________ day of August, 1996, by and between the Town and Rose, notice of which was recorded in the Registry in Book _____, Page ____. All references herein to the Original Ground Lease shall mean the Original Ground Lease as so assigned and amended. The interest of Rose as tenant under the Ground Lease under the Original Ground Lease insofar as it relates to the Leasehold Lot was assigned to the Landlord hereunder by Assignment and Assumption of Leasehold Interest dated September ____, 1996 from Rose to Landlord (the "Rose Partial Assignment"). All references in this Lease to the Ground Lease shall mean the Original Ground Lease as assigned to Landlord by the Rose Partial Assignment and, for purposes hereof, the premises thereunder shall be deemed to include only the Leasehold Lot and all obligations of Landlord as tenant thereunder related solely to the Leasehold Lot.

     Landlord: NDNE 9/90 Crossing Limited Liability Company, a Massachusetts limited liability company.

     Landlord's Address: c/o National Development of New England, 2310 Washington Street, Newton Lower Falls, Massachusetts 02162

     Landlord's Construction Representative: John J. O'Neil, III or Mark L.
Paris.

     Leasehold Lot: Lot B-1 as described on Exhibit A-2 attached hereto, subject to adjustments in the Lot boundaries from time to time as provided in
Section 13.10.

     Lot or Lots: The Fee Lot and the Leasehold Lot as said Lots are modified from

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time to time pursuant to this Lease.

     Lot's Allocable Share:  As defined in Section 7.2(b).

     NDNE Cross Easement Parking Area shall mean the area identified in the Cross Easement as the NDNE Lot B Parking Easement.

     Original Term: Fifteen (15) years

     P&S Agreement:  As defined in Section 3.10.

     Park: The term "Park" shall mean the land described in Exhibits A-1 and A-2 of the Park Covenants together with other land hereafter added thereto under the Park Covenants and together with the buildings, structures and other improvements as may, from time to time, be constructed thereon, and all of which are referred to in the Park Covenants as "9/90 Crossing".

     Park Common Expenses:  As defined in Section 7.2(a)

     Park Common Property:  As defined in Section 7.2(a)

     Park Covenants: The Covenants, Restrictions, Development Standards and Easements. attached hereto as Exhibit A-14 together with any amendments thereto as are permitted thereunder.

     Permitted Assignee:  As defined in Section 9.14.

     Permitted Uses: Office, research and development and light manufacturing.

     Plan:  The Site Plan of the Building and Lot attached hereto as Exhibit
A-3.

     Premises: The Building, the Lot and all other improvements located on the Lot exclusive of the existing pumphouse building and the related concrete pad, transformer pad and electric vault located in the northeast corner of the Fee Lot (collective, the "Pumphouse Improvements"), subject to adjustments to the Lot boundaries from time to time as provided in the Lease and subject to removal of a portion of the Leasehold Lot and substitution of the Substitute Leasehold Lot in accordance with Section 16.

     Public Liability Insurance Limit:

          Bodily Injury    Combined single limit of
          and Property     $2,000,000, or greater amount
          Damage:          as reasonably required by
                           Landlord from time to time

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                              provided such greater amounts are comparable to
                              the insurance limits carried by institutional owners of first class office buildings in the so-called Boston-Metro West area.

     Security Deposit:   $500,000.00, subject to reduction to zero at the
commencement of the ninth (9th) Year of the Original Term in accordance with and subject to the terms of Section 13.11 hereof.

     Tenant: Natural MicroSystems Corporation, a Delaware corporation

     Tenant's Address: 8 Erie Drive, Natick, MA 01760

     Tenant's Construction Representative: John Tincler

     Title Exceptions: The matters set forth on Exhibit A-5 and all mortgages of record as of the date of execution and delivery of this Lease.

     As used herein, the term "Year" shall mean the one year period beginning on the Term Commencement Date or an anniversary thereof.

     Section 1.2.  Exhibits.  The following Exhibits are attached to and
     ------------  --------
incorporated in this Lease:

     EXHIBIT A-1:   Description of Fee Lot

     EXHIBIT A-2:   Description of Leasehold Lot

     EXHIBIT A-3:   Site Plan of Building and Lot
                    (including both Fee and Leasehold Lot)

     EXHIBIT A-4:   List of Base Building and Site Work Plans
                    and Specifications

     EXHIBIT A-5:   Title Exceptions

     EXHIBIT A-6:   Intentionally Omitted

     EXHIBIT A-7:   Landfill Landscape Plan

     EXHIBIT A-8:   Tenant Plan Information

     EXHIBIT A-9:   Construction Contract for Landlord's T.I. Work

     EXHIBIT A-10   Landfill Area Plan including the Phase 3

                                      -5-
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                    Portion of the Landfill Area

     EXHIBIT A-11   The Phase 3 Landfill Area Closure Work

     EXHIBIT A-12   Cross Easement Agreement

     EXHIBIT A-13   Assignment and Assumption of Ground Lease

     EXHIBIT A-14   Park Covenants

     EXHIBIT A-15   Option Parcel

     EXHIBIT A-16   Ground Lease


                                   SECTION 2
                                   ---------

                               Premises and Term
                               -----------------

     Section 2.1.   Premises.   Landlord hereby leases and demises the Premises
     -------------  ----------
to Tenant and Tenant hereby leases the Premises from Landlord, subject, in all events, to (a) all rights reserved to Landlord under this Lease (including without limitation those set forth in Section 13.10 and Section 16), (b) the Title Exceptions and (c) the terms and provisions of this Lease. Tenant may use
(a) the driveways and walkways located on the Lot as shown on the Plan only for pedestrian and vehicular ingress and egress to and from the Building and parking areas and other lawful purposes incidental to Tenant's business; (b) the parking areas located on the Lot only for parking purposes and other lawful purposes incidental to Tenant's business. Tenant may use any other landscaped or undeveloped portions of the Lot only for lawful purposes which are incidental to Tenant's business, Tenant shall not alter, or construct any improvements on, the driveways, parking areas, parking spaces, landscaped areas, open areas, entry ways, curb cuts, drainage facilities or utilities located in, on or under the Lot. All rights of Tenant in and to the Lot are subject, in all events, to all of the rights reserved to Landlord under this Lease including, without limitation, the rights under Section 13.10 and Section 16 The Premises are demised to Tenant together with the benefit of the Cross Easement and all other appurtenances and easements including, but not limited to, non-exclusive easements for access and egress and for connection to utilities serving the Premises and other recorded easements now or hereafter appurtenant to the Premises and together with the exclusive right to use all parking spaces from time to time located on the Premises and the NDNE Cross Easement Parking Area subject, however, to the terms of the Cross Easement and the Landlord's right, as set forth in Section 16 hereof, to terminate Tenant's right to use the NDNE Cross Easement Parking Area. As shown on the Plan, 346 parking spaces will be included on the Lot and the NDNE Cross Easement Parking Area. Landlord will not reduce the number of parking spaces from time to time located on the Lot and the NDNE Cross Easement Parking Area without the prior written consent of Tenant, except that Landlord will have the right to relocate parking spaces located on the NDNE Cross Easement Parking Area as provided in Section 16 of this Lease. In no event shall Landlord ever be obligated to furnish more than three hundred forty six (346) parking spaces on the Lot, irrespective of any law, ordinance, rule or regulation which every may require more than 346 parking spaces.

     Section 2.2.   Term.   TO HAVE AND TO HOLD for a term beginning on the
     -------------  ------
earlier of (a) the date the Landlord's Work shall be deemed to be substantially complete pursuant to Section 3.3 and (b) the date on which Tenant shall occupy all or any part of the Premises for the conduct of business (whichever of said dates is appropriate being hereafter referred to as the "Term Commencement Date"), and continuing through the day immediately preceding the fifteenth
(15th) anniversary of the Term Commencement Date, unless sooner terminated as hereinafter provided, subject to extension as provided in Section 2.3. All references in this Lease to the "term" shall mean the Original Term as it may have been extended pursuant to Section 2.3.

     Section 2.3.   Option to Extend Term.   Tenant shall have two (2) separate
     -------------  -----------------------
and successive options to extend the Original Term of this Lease, once for the First Extension Term and once for the Second Extension Term, provided, in each case, (a) no default beyond any applicable grace and cure periods in the obligations of Tenant to pay Annual Fixed Rent or Additional Rent of this Lease shall exist at the time such option is exercised and no other payment default or material default beyond applicable notice and grace periods shall exist under this Lease, (b) Tenant shall give notice to Landlord of its exercise of (i) the option for the First Extension Term not less than one (1) year prior to expiration of the Original Term and (ii) the option for the Second Extension Term not less than one (1) year prior to expiration of the First Extension Term, and (c) at the time each such option is exercised and as of the first day of each such Extension Term, the Tenant or any Permitted Assignee with respect to the Tenant's Interest under this Lease shall be in occupancy of at least seventy (70%) percent of the Building. All of the terms and provisions of this Lease shall be applicable during each Extension Term except that (a) Tenant shall have no additional option to extend the term of the Lease (i.e. upon exercise of the First Extension Option, Tenant shall have only one remaining option to extend the Original Term), (b) the Annual Fixed Rent for each year during the First Extension Term shall be the greater of (i) 95% of the Market Rent provided in
Section 4.2 as of the first day of the First Extension Term (but not more than 25% greater than the Annual Fixed Rent in effect during the last year of the Original Term) or (ii) the per annum Annual Fixed Rent in effect during the last year of the Original Term, (c) the Annual Fixed Rent for each year during the Second Extension Term shall be the greater of (i) 95% of the Market Rent provided in Section 4.2 as of the first day of the Second Extension Term (but not more than 25% greater than the Annual Fixed Rent in effect during the last year of the First Extension Term) or (ii) the per annum Annual Fixed Rent in effect during the last year of the First Extension Term and (d) none of the provisions of Article 3, Section 7.4 or Articles 14 or 15 shall apply (except for modifications to this Lease which may have occurred pursuant to Article 14). In no event shall Tenant have any right to exercise the option for the Second Extension Term unless Tenant has previously exercised the option for the First Extension Term.

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                                   SECTION 3
                                   ---------

                                  Improvements
                                  ------------

     Section 3.1.  Construction of Building.  Landlord, at its expense, shall
     -----------   ------------------------
diligently construct the Building and site improvements in accordance with Exhibits A-3 and A-4 (the "Landlord's Building Construction Work") and all laws, codes, ordinances and other applicable governmental requirements in effect on the date the building permit is obtained. Landlord and Tenant shall respond promptly to all communications from the other and shall cooperate with each other throughout the construction process. Notwithstanding anything contained in Exhibit A-1, Exhibit A-2 or Exhibit A-3 to the contrary, in no event shall Landlord be obligated to perform (or pay for the cost of) the moving or installation of any of Tenant's equipment except to the extent included in the Moving Allowance under Section 3.7. Tenant shall pay to Landlord, within ten
(10) days of billing therefor, for any costs of construction resulting from changes in Exhibits A-1, A-2 and/or A-3 requested by Tenant and agreed to by Landlord, it being understood that such costs shall be equal to the aggregate of
(a) the "Cost of the Work", as defined in American Institute of Architects Document A111 (1978 Edition), (b) Landlord's contractor's overhead and profit in the total amount equal to eight percent (8%) of such Cost of the Work and (c) all delay costs and expenses (including, without limitation, loss of rent to the extent so provided in Section 3.3(c) hereof) identified by Landlord in writing at the time of agreeing to any change to the extent such costs and expenses are actually incurred or suffered. Landlord hereby represents to Tenant that it has obtained all necessary permits and approvals for performance of Landlord's Building Construction Work except for the building permit and except that, in no event, shall Landlord ever be responsible for providing more than three hundred forty six (346) parking spaces irrespective of any legal requirements.

     Section 3.2  Tenant Improvements; Tenant's Plans; Pricing of Tenant's Work;
     -----------  --------------------------------------------------------------
Landlord's T.I. Work.
---------------------

     (a) Tenant agrees to deliver to Landlord not later than September 30, 1996 (the "Tenant Delivery Date") a detailed floor plan layout together with working drawings and written instructions (herein called "Tenant's Plans") in accordance with and containing at least the information detailed in Exhibit A-8 and reflecting the partitions and improvements desired by Tenant in the Premises. Within thirty (30) days of the receipt of Tenant's Plans, Landlord shall furnish to Tenant in writing a time schedule for the completion of the work shown on Tenant's Plans and a Guaranteed Maximum Price calculated pursuant to the T.I. Construction Contract for the cost of construction work and material necessary to complete the work shown in Tenant's Plans in accordance with Tenant's Plans, such Guaranteed Maximum Price being hereinafter referred to as the Tenant Improvement Costs. Tenant shall notify Landlord in writing, within fourteen
(14) days of receipt by Tenant of the estimate of, and the time schedule for, the Tenant Improvement Costs, of either its approval thereof and its authorization to Landlord to proceed with construction in accordance with Tenant's Plans or any changes in Tenant's Plans. In the event Tenant elects the latter alternative (namely, to change Tenant's Plans), Landlord shall within fifteen (15) days of receipt of said changes in Tenant's Plans quote to Tenant all estimated changes in Tenant Improvement Costs (the "First Revised Tenant Improvement Costs") resulting from said plan modifications. Tenant shall, on or before the fourteenth (14th) day (the "Outside Authorization to Proceed Date") following the receipt by Tenant of the First Revised Tenant Improvement Costs, give notice to Landlord of either (i) its approval thereof and its authorization to Landlord to proceed with the construction in accordance with Tenant's Plans as modified or (ii) of any further changes in Tenant's Plans. If Tenant again elects the latter alternative (namely to change Tenant's Plans), the foregoing procedures and time periods for delivery of additional quotes to Tenant of all changes in Tenant Improvement Costs and for Tenant's either giving authorization to proceed or to make further changes on Tenant's Plans shall apply. Tenant agrees to use good faith diligent efforts to finally approve all such changes in the Tenant Improvement Costs and in Tenant's Plans and to give its authorization to proceed with construction as aforesaid on or before the Outside Authorization to Proceed Date. Tenant shall be charged with responsibility for all delays and increased costs and expenses related to any failure of Tenant to give Landlord full authorization to proceed with construction as shown on Tenant's Plans, as so changed by Tenant, on or before the Outside Authorization to Proceed Date (including loss of rent to the extent so provided in Section 3.3(c) hereof) provided that, in the case of changes, Landlord identifies all such increased costs due to such change at the time Landlord quotes the cost of such change to Tenant. Tenant shall reimburse Landlord for Tenant Improvement Costs on a monthly basis on a percentage of completion basis as Landlord's T.I. Work (as said term is hereinafter defined) progresses in accordance with the payment provisions of the Construction Contract which is attached hereto as Exhibit A-9 (the "T.I. Construction Contract"). Tenant shall pay to Landlord the amounts specified in the previous sentence within thirty (30) days after receipt of a statement therefor. Any failure by Tenant to pay when due any amount required in this paragraph shall entitle the Landlord to the same rights and remedies as a failure to pay Annual Fixed Rent when due.

     (b) Time is of the essence in connection with delivery of Tenant's Plans to Landlord, review of Tenant's Plans, furnishing of the Tenant Improvement Costs and time schedule by Landlord and authorization to Landlord to proceed with construction on or before the Outside Authorization to Proceed Date. Should Tenant fail to deliver Tenant's Plans as scheduled, or fully authorize Landlord to proceed on or before the Outside Authorization to Proceed Date, the Estimated Term Commencement Date and the Outside Date shall be deferred one day for each day of delay caused by, or chargeable to, Tenant or Tenant's architect.

     (c) Tenant hereby agrees that the work shown in Tenant's Plans (the "Landlord's T.I. Work") to the Premises will be performed by Landlord's general contractor. It is understood and agreed that the Tenant Improvement Costs shall include Landlord's contractor's fee in the total amount equal to eight (8%) percent of the Cost of the Work for Landlord's T.I. Work (as said term "Cost of the Work" is defined in the T.I. Construction Contract). Tenant shall also pay the Landlord, within ten (10) days of billing therefor, for any increases in the costs of construction resulting from changes in the Tenant's Plans (which Tenant or its architect request or which result from errors, omissions or incompleteness of such Tenant Plans or which result from any failure of such Tenant Plans (or the work shown thereon) to comply with applicable laws, ordinances, rules and regulations), as finally approved, it being understood that such increased costs shall be equal to the aggregate of (a) the Cost of the Work, as defined in the T.I. Construction Contract, for such changes, (b) Landlord's contractor's overhead and profit in the total amount equal to eight (8%) percent of the Cost of the Work for such changes and (c) all delay costs and expenses (including, without limitation, loss of rent to the extent so provided in Section 3.3(c) hereof) identified by Landlord in writing at the time of agreeing of any change, to the extent actually incurred or suffered.
Landlord agrees to solicit bids for the Landlord's T.I. Work from each of the subcontractors identified on the Subcontractor Bid List attached to the T.I. Construction Contract. Although Landlord's general contractor will charge an eight (8%) percent fee as part of the Cost of the Work, Landlord shall not, itself, charge any separate construction administration fee. Landlord will not be required to solicit bids for the general contract. Landlord agrees to use due diligence to complete the work described in Tenant's Plans on or before the Estimated Term Commencement Date. Landlord shall not be required to install any improvements which are not in conformity with Exhibits A-1, A-2 and A-3 or which are not approved by Landlord's architect or which do not comply with applicable law, ordinances or codes. Further, Landlord will not be responsible for any failure of the design (including, without limitation, errors, omissions and incompleteness of Tenant's Plans and instructions from Tenant's architect) of Landlord's T.I. Work (including without limitation, the plans, specifications, layouts or materials) to comply with applicable laws, ordinances or codes, except that nothing in this sentence shall be deemed to excuse Landlord from responsibility for those matters (the "Landlord's Plan Review Obligations") which are the responsibility of Landlord's general contractor under Section 4.2.1, 4.7.3, 4.7.4 and 4.9 of the General Conditions of the T.I. Construction Contract. If Landlord determines that any portion of the Landlord's T.I. Work should be performed by a subcontractor on the Subcontractor Bid List who is not the lowest bidder for the applicable division of the Landlord's T.I. Work, then the designation of the subcontractor who will be selected to perform such division of the Landlord's T.I. Work shall be subject to the mutual agreement of Landlord and Tenant. In case of delays in the Landlord's Building Construction Work or Landlord's T.I. Work due to governmental regulation, unusual scarcity or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control, the Estimated Term Commencement Date shall be extended for the period of such delays.

     (d) Tenant agrees that for any delay in performing work to prepare the Premises for occupancy caused by it, or anyone employed by it (including without limitation, Tenant's architect), the Estimated Term Commencement Date will be adjusted one day for each such day of delay.

     (e) If Landlord shall be unable to give possession of the Premises on the Estimated Term Commencement Date because the Premises (including both Landlord's Building Construction Work and Landlord's T.I. Work) are not substantially completed (as provided in Section 3.3), Landlord shall not be subject to any liability for failure to give possession on said date (except to the extent of Landlord's obligations under Section 15 of this Lease), nor shall such failure affect the validity of this Lease.

     (f) All of the Tenant's installation of furnishings and equipment shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Building or Lot or materially interfere with Landlord's Building Construction Work or Landlord's T.I. Work. Landlord agrees to use good faith efforts to cooperate with Tenant to maintain harmonious labor relations with workers performing work on behalf of Tenant to prepare the Premises for occupancy by Tenant. Except for installation of furnishings and equipment, any construction work to be performed in the Premises shall be performed by Landlord's general contractor or subcontractors on the Bid List or otherwise approved by Landlord and Tenant.

     Section 3.3:  Preparation of Premises for Occupancy.
     ------------  -------------------------------------

     (a) Landlord agrees to use diligent efforts to substantially complete construction of Landlord's Building Construction Work and Landlord's T.I. Work (collectively the "Landlord's Work") as provided in this Section 3 on or before the Estimated Term Commencement Date. Without limiting any other provision of this Section 3, the time for completion of construction of the Building and Landlord's Work provided herein shall also be extended by the duration of any delay referred to in Section 13.5.

     (b) Landlord's Work shall be deemed substantially complete on the date on which (a) construction of the same shall have been substantially completed (with the exception of minor items which can be completed without material interference to Tenant's moving into or use of the Premises and landscaping and the final coat of paving for the parking areas, driveways and walkways) which, because of the season or weather, are not practicable to do at the time), all as certified by Landlord's architect, and (b) a certificate of occupancy (permanent or, provided it does not materially interfere with moving into or use of the Premises by Tenant, a temporary certificate of occupancy) shall have been issued by the Town of Framingham. For purposes of this Section 3.3(b), substantial completion shall not be deemed to have occurred until a "binder surface of pavement" on the driveways, walkways and parking areas shall have been completed and parking spaces are striped thereon.

     (c) If the Landlord is unable to give possession of the Premises on the originally stated Estimated Term Commencement Date because the Premises are not substantially complete or ready for occupancy due to delays caused by, or chargeable to, Tenant or Tenant's architect or anyone employed by Tenant, including without limitation, change orders, lack of timely action with respect to plans or submission of information which Tenant is required to provide, failure of Tenant to give Landlord authorization to proceed on or before the Outside Authorization to Proceed Date, errors, incompleteness or inaccuracy in Tenant's Plans or the failure of the design or layout of the Landlord's T.I. Work to comply with all applicable laws, ordinances, rules and regulations or any other actions or inactions by Tenant or Tenant's architect or anyone employed by Tenant, which prevents or delays Landlord in performing or completing any construction or work to be performed by

Landlord or its contractors, including without limitation Landlord's Building Construction Work or Landlord's T.I. Work, Tenant shall pay to Landlord for each day of such delay an amount equal to one day's Annual Fixed Rent. Any payments due Landlord under this clause shall be paid within five (5) days of the invoice from Landlord's stating the charge (but not sooner than the Term Commencement
Date) and, in all such cases, the Estimated Term Commencement Date will be adjusted one day for each day of such delay.

     (d) Landlord shall complete all incomplete items with due diligence and will use good faith efforts to complete all such incomplete items within thirty
(30) days after the Term Commencement Date except for items which, because of the season or weather, or the nature of the item are not practical to complete within such thirty (30) day period (such as landscaping and the final surface coat of paving) and Landlord will use due diligence to complete such other items with due diligence when the season and weather permit or when it becomes practical to complete the same.

     Section 3.4  General Provisions Applicable to Construction.  All
     -----------  ----------------------------------------------
construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and shall give notice of observed defects. All of Landlord's obligations under Section 3 shall be deemed to have been performed when Landlord gives Tenant (i) a certificate of occupancy from the Town of Framingham, Massachusetts, and (ii) a written certificate from Landlord's architect stating that the Premises are substantially complete within the meaning of Section 3.3(b), except for items which are incomplete or do not conform with the requirements of Section 3 and as to which Tenant shall in either case have given notice to Landlord within 30 days after receipt of such certificate (except for latent defects which cannot reasonably be discovered within such thirty (30) days), and Landlord's obligations with respect to the items included in such notice shall be deemed to have been performed five business days after Landlord shall have notified Tenant in writing that the same have been completed unless during such five day period Tenant shall give written notice to Landlord to the contrary.

     In addition to the foregoing, prior to Tenant's taking occupancy, Tenant's Architect shall prepare a "punchlist" of items which are incomplete with respect to Landlord's Work.

     Nothing in this Section 3.4 shall limit Landlord's obligations under
Section 3.6.

     Section 3.5.  Construction Representatives.  Each party authorizes the
     -----------   ----------------------------
other to rely in connection with plans and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Section 1.1 or any person hereafter designated in substitution or addition by notice to the party relying thereon.

     Section 3.6.  Certain Landlord Obligations.  Landlord shall,  as soon as
     -----------   ----------------------------
practicable, remedy any defects of workmanship or materials performed or supplied by Landlord or its agents, employees, contractors or subcontractors at the Premises as to which Tenant shall give notice to Landlord within one (1) year following the Term Commencement Date. Landlord shall cooperate with Tenant in enforcing the manufacturer's warranty for the HVAC system in the Building. Landlord will also afford Tenant the benefit of any warranties obtained by Landlord with respect to the Building and systems therein and will, if requested by Tenant, enforce such warranties on Tenant's behalf. Nothing contain in this Section 3.6 shall limit Landlord's obligations pursuant to Section 8.1. The cost of enforcing the HVAC system warranty and other warranties with respect to the Building and systems thereon shall insofar as it relates to warranty claims made by Tenant hereunder to Landlord within one year of the Term Commencement Date, be borne by Landlord but otherwise all costs and expenses of enforcement of such warranties shall be paid by Tenant.

     Section 3.7.  Plan Allowances; Moving Allowance.  Tenant shall select and
     -----------   ---------------------------------
directly contract for the architectural, space planning and engineering services related to the Landlord's T.I. Work (the "Tenant's Space Planning Services") which services shall include space planning, space layout, furniture selection and installation, graphics, interior design signage as well as the design of those parts of the electrical, mechanical, plumbing and HVAC systems, as are included in the Landlord's T.I. Work, but exclusive of any such electrical, mechanical, plumbing and HVAC systems as are included in the Landlord's Building Construction Work and Landlord shall pay up to an amount equal to the Space Planning Allowance (as said term is hereinafter defined) of the cost of such Tenant's Space Planning Services. Tenant shall (subject to Landlord's Plan Review Obligations) be solely responsible for any errors, incompleteness, defects and deficiencies in the Tenant's Plans and for any failure of the Tenant's Plans or the work shown thereon to comply with all applicable laws rules and regulations applicable thereto. As used herein, the term "Space Planning Allowance" shall mean an amount equal to $165,800.00. Landlord shall also provide Tenant with an additional allowance of $50,000.00 to be applied towards Tenant's moving, relocation, fixturing and other expenses related to moving from its present locations to the Premises (the "Moving Allowance"). Within thirty (30) days after such date as (a) Tenant has moved into the Premises and commenced paying Annual Fixed Rent, (b) Tenant has fully paid Landlord for Landlord's T.I. Work performed by Landlord prior to such date under
Section 3 of this Lease and (c) made written request for payment of the Moving Allowance, then the Moving Allowance shall be paid to Tenant. Landlord shall make payment of the Space Planning Allowance incurred by Tenant on account of Tenant's Space Planning Services monthly as Tenant's Space Planning Services progress based on the Tenant's Space Planning Services which have been completed, such payments to be made, in each case, within thirty (30) days after Tenant has rendered Landlord a bill and supporting invoices relating to the same; provided, however, that in no event shall Landlord have any obligation to make any payments on account of the Space Planning Allowance sooner than thirty
(30) days after the date of (a) acquisition of the Lot and (b) closing by Landlord of a construction loan with respect to the Premises. Termination of this Lease by Landlord shall terminate all obligations of Landlord under this
Section 3.7.

     Section 3.8  Controlling Provisions.  To the extent that there is any
     -----------  ----------------------
inconsistency between the Exhibits to this Lease and the provisions of Section 3, the provisions of Section

3 shall govern any such inconsistency.

     Section 3.9  Section 3.9 was intentionally omitted.
     -----------

     Section 3.10  The Landfill; Tenant's Landfill Expense Contribution.  As
     ------------  ----------------------------------------------------
used in this Lease the term (a) "Landfill Area" shall mean the area shown on Exhibit A-10 attached hereto (the "Landfill Plan") as the Landfill Area, (b) "Phase 2 Landfill Area" shall mean the area shown on the Landfill Plan as the Phase 2 Landfill Area and (c) "Phase 3 Landfill Area" shall mean the area shown on the Landfill Plan as the Phase 3 Landfill Area. Landlord will, prior to the Term Commencement Date, remove the trash and debris presently located on the Landfill Area and perform other remediation work with respect to the Phase 2 Landfill Area as and to the extent, in both cases, required in the Base Building and Site Work Plans and Specifications, a list of which is attached to this Lease as Exhibit A-4 and in accordance with all applicable laws (and including the so-called "Phase 2 Closure Work" included under the DEP Closure Approval referred to in Section 9.3 hereof). Although Landlord does not own the Landfill Area, Landlord will work with Bank of America, N.A. (the "Bank") and its affiliate, Rose (as said term is defined within the definition of the "Ground Lease" in Section 1.1 hereof) in an effort to (and will use diligent efforts to) cause completion of the Phase 3 Landfill Area closure work, as such work is set forth in Exhibit A-11 attached hereto (the "Phase 3 Landfill Area Closure Work"). If the Phase 3 Landfill Area Closure Work has not commenced by November 30, 1997, then Landlord will, in cooperation with the Bank and Rose, undertake the landscaping improvements to the area shown on, and in accordance with, the plan (the "Landfill Landscape Plan") attached hereto as Exhibit A-7 on or before November 30, 1997 and will complete such landscaping improvements on or before June 30, 1998.

          On the Term Commencement Date, Tenant shall pay to Landlord the sum of $200,000.00 ("Tenant's Landfill Expense Contribution"), which sum shall be non-refundable except as otherwise expressly provided in this Section 3.10.
Landlord shall have no obligation to separately escrow or account for use of Tenant's Landfill Expense Contribution and may, if it so elects, pledge, mortgage and assign the Tenant's Landfill Expense Contribution to the holder of any mortgage upon all or any part of the Premises. If commencement of the Phase 3 Landfill Area Closure Work (which may include, without limitation, capping and/or temporary landscaping) has not commenced on or before the Reimbursement Date (as said term is hereinafter defined), then, upon request of Tenant at any time thereafter and prior to commencement of such Phase 3 Landfill Area Closure Work and so long as (x) any default in payment of Annual Fixed Rent, Additional Rent and other sums and charges payable by Tenant under this Lease has been cured and any other material Event of Default under this Lease has been cured and (y) this Lease has not been terminated, Landlord shall pay to Tenant, an amount (the "Reimbursement Amount") equal to the sum of $150,000.00 less the Lot's Allocable Share (as defined in Section 7.2) of any Landfill Expenses (as said term is hereinafter defined) paid or incurred after the due date hereof by Landlord, the Bank, Rose or any affiliate of any such party through the date of such request. As used herein, the term "Landfill Expenses" shall mean any and all reasonable costs and expenses related to (i) removal of trash and debris from any portion of the Phase 3 Landfill Area, (ii) the maintenance of all or any portion of the Phase 3 Landfill Area, (iii) the closure of the Phase 3 Landfill Area including, without limitation, the cost of the Phase 3 Landfill Closure Work and (iv) landscaping of all or any portion of the Landfill Area. Without limiting the generality of the foregoing, it is expressly understood that the term "Landfill Expenses" shall include all permitting, legal, engineering, consulting, remediation, removal, capping and other costs and expenses incurred by Landlord, the Bank, Rose or any affiliate, successor, assign or transferee of any of the foregoing, relating to any efforts to close or cap all or any portion of the Phase 3 Landfill Area and, also, all interest(but not principal) payable on or under any bond, indenture or other financing device created to finance all or any part of the foregoing costs. Upon request, Landlord will furnish Tenant with a reasonable accounting of the Landfill Expenses.

          As used herein, the term "Reimbursement Date" shall mean January 1, 1999, except that if the Reimbursement Amount is placed in escrow pursuant to
Section 10.2.3 of the Agreement of Purchase and Sale And Joint Escrow Instructions (the "P&S Agreement") with respect to the Fee and Leasehold Lot between Rose, as seller, and Landlord, as buyer prior to January 1, 1999, then the Reimbursement Date shall be extended to January 1, 2000.


                                   SECTION 4
                                   ---------

                                   Fixed Rent
                                   ----------

     Section 4.1.  Annual Fixed Rent.  Tenant shall pay rent to Landlord at the
     -----------   -----------------
Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Fixed Rental Rate set forth in Section 1, in equal installments equal to 1/12th of the Annual Fixed Rental Rate in advance on the first day of each calendar month included in the term, and for any portion of a calendar month at the beginning or end of the term, at that rate payable in advance for such portion.

     Section 4.2  Market Rent. "Market Rent" shall be computed as of the
     -----------  -----------
applicable date at the then current rentals being charged to new tenants for comparable space located in the vicinity of the Building, taking into account and giving effect to, in determining comparability, without limitation, such considerations as size, location, lease term, rent concessions, free rent, tenant improvements and tenant build out allowances.

     Market Rent shall be determined by agreement between Landlord and Tenant but if Landlord and Tenant are unable to agree upon the Market Rent at least ten
(10) months prior to the date upon which the Market Rent is to take effect, then the Market Rent shall be determined by appraisal as follows: Landlord and Tenant shall each appoint a Qualified Appraiser (as said term is hereinafter defined) at least nine (9) months prior to the commencement of the period for which Market Rent is to be determined and shall designate the Qualified Appraiser so appointed by notice to the other party. The two appraisers so appointed shall meet within ten (10) days after both appraisers are designated in an attempt to agree upon the Market Rent for the applicable Extension Term and if, within fifteen (15) days after both appraisers are designated, the two appraisers do not agree upon the Market Rent, then each appraiser shall, not later than thirty (30) days after both appraisers have been chosen, deliver a written report to both the Landlord and Tenant setting forth the Market Rent as determined by each such appraiser taking into account the factors set forth in this Section 4.2. If the lower of the two determinations of Market Rent as determined by such two appraisers is equal to or greater than 90% of the higher of the Market Rent as determined by such two appraisers, the Market Rent shall be deemed to be the average of such Market Rent as set forth in such two determinations. If the lower determination of Market Rent is less than 90% of the higher determination of Market Rent, the two appraisers shall promptly appoint a third Qualified Appraiser and shall designate such third Qualified Appraiser by notice to Landlord and Tenant. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser
shall be shared equally by Tenant and Landlord.   If the two appraisers cannot
agree on the identity of the third Qualified Appraiser at least three (3) months prior to commencement of the period for which Market Rent is to be determined, then the third Qualified Appraiser shall be appointed by the American Arbitration Association ("AAA") sitting in Boston, Massachusetts and acting in accordance with its rules and regulations. The costs and expenses of the AAA proceeding shall be borne equally by the Landlord and Tenant. The third appraiser shall promptly make its own independent determination of Market Rent for the Premises taking into account the factors set forth in this Section 4.2 and shall promptly notify Landlord and Tenant of his determination. If the determinations of the Market Rent of any two of the appraisers shall be identical in amount, said amount shall be deemed to be the Market Rent for the Premises. If the determinations of all three appraisers shall be different in amount, the average of the two nearest in amount shall be deemed the Market Rent. The Market Rent of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord. As used herein, the term "Qualified Appraiser" shall mean any disinterested person (a) who is employed by a real estate brokerage company or an appraisal firm of recognized competence in the greater Boston area, and (b) who has not less than ten (10) years experience in appraising and valuing properties of the general location, type and character as the Premises. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "Failing Party"), the other party may serve notice on the Failing Party requiring the Failing Party to appoint its appraiser within ten (10) days of the giving of such notice and if the Failing Party shall not respond by appointment of its appraiser within said ten (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of Market Rent shall be binding and conclusive upon Tenant and Landlord.

          If the dispute between the parties as to Market Rent has not been resolved before the commencement of Tenant's obligation to pay rent under the Lease in Market Rent, then Tenant shall pay rent under the Lease in respect of the Premises based upon the greater of (i) the Annual Fixed Rent in effect during the last year of the original term or (ii)

95% of the Market Rent designated by Landlord (not to exceed the Annual Fixed Rent for the last year of Original Term, or in the case of the Second Extension Term, the last year of the First Extension Term, by more than ten (10%) percent but the appraisers who determine Market Rent are hereby instructed to disregard such ten (10%) percent limit on rent increases in making their determination of Market Rent), until either the agreement of the parties as to the Market Rent or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent to Landlord, or Landlord shall refund any overpayment of rent to Tenant.

     Section 4.3.  Absolute Net Lease; Nonterminability By Tenant
     -----------   ----------------------------------------------

     (a) This Lease is a net lease and the Annual Fixed Rent, the Additional Rent and all other sums payable hereunder to be or on behalf of Landlord shall be paid without notice or demand and without setoff, abatement, suspension, deferment, reduction or deduction, except as otherwise expressly provided herein.

     (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall the obligations and liabilities of Tenant set forth herein be otherwise affected, except as otherwise expressly provided herein or by operation of law or by final decree or final judgment of any court having jurisdiction.

     (c) Tenant waives all rights to (i) any abatement, suspension, deferment, reduction or deduction of or from the Annual Fixed Rent and the Additional Rent or (ii) quit, terminate or surrender this Lease or the Premises or any part thereof, except as expressly provided herein.

     (d) It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Annual Fixed Rent, the Additional Rent and all other sums payable by Tenant to or on behalf of Landlord shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.

     (e) Tenant covenants and agrees that it will remain obligated under this Lease in accordance with all of its terms and provisions, and that it will not take any action to terminate, rescind or avoid this Lease or any portion thereof, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding.


                                   SECTION 5
                                   ---------

                          Real Estate and Other Taxes
                          ---------------------------

     Section 5.1  Real Estate Taxes.  As Additional Rent, Tenant shall pay to
     -----------  -----------------
Landlord all taxes, assessments (special, betterment or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the term hereof, imposed or levied upon or assessed against the Fee Lot or Building or any rent or other sums payable by any tenants or occupants thereof (collectively "taxes and assessments" or if singular "tax or assessment"), except that the term "taxes and assessments" shall not include taxes and assessments separately levied or assessed the Pumphouse Improvements or any replacements thereof or additions thereto which do not exclusively serve the Premises.

     The term "taxes and assessments" shall also mean and include 50 percent of all Ground Lease Taxes (said term is hereinafter defined) on the Entire Leasehold Lot. The term Entire Leasehold Lot shall mean the entire Lot B (of which the Leasehold Lot forms a part) as Lot B is shown on that certain plan entitled Subdivision Plan of Land in Framingham, Massachusetts, prepared for Rose Holding, Inc. by Vanasse Hangen Brustlin, Inc., Scale: 1 Inch = 60 Feet, dated June 5, 1996, revised June 13, 1996. As used herein, the term "Ground Lease Taxes" shall mean all Taxes (said term is defined in the Ground Lease) with respect to the Entire Leasehold Lot (of which the Leasehold Lot is a part) as set forth in Article 4 of the Ground Lease. If by reason of the fact that the Town of Framingham is the owner of Entire Leasehold Lot or just the Leasehold Lot, taxes are not assessed, levied, confirmed or imposed on or with respect to the Entire Leasehold Lot or the Leasehold Lot, then for the period between the Term Commencement Date and the expiration of the term of the Ground Lease, Ground Lease Taxes shall include such amounts ("Alternative Taxes") as the tenant under the Ground Lease would have been obligated to pay with respect to the Entire Leasehold Lot had Landlord, as the tenant under the Ground Lease, been the owner of the Entire Leasehold Lot. If taxes and assessments should ever be assessed against the Leasehold Lot separate and apart from the Entire Leasehold Lot or if the "Alternative Taxes" are separately payable under the Ground Lease with respect only to the Leasehold Lot separate and apart from the Entire Leasehold Lot, then the term taxes and assessments during such period shall include 100% of such taxes and assessments or Alternative Taxes allocable to the Leasehold Lot.

     Tenant shall not be responsible to pay for any taxes allocable to any period prior to the Term Commencement Date nor any assessment allocable to any period prior to the Term Commencement Date except for an assessment which has, or is, converted into installment payments, in which case, Tenant shall not be responsible for any installment payments allocable to the period prior to the Term Commencement Date. Taxes and assessments relating to a fiscal period of a taxing authority, a part of which is included in a period of time after expiration of the Original Term and any extension thereof, shall be adjusted between Landlord and Tenant as of the expiration of the Original Term as so extended. If Landlord shall elect to pay betterment assessments over any period permitted by law, only the installments thereof (and interest thereon) becoming due during the term shall be payable by Tenant hereunder.

     All payments shall be made by Tenant within 10 days after receipt of Landlord's invoice therefor. In addition, Landlord shall have the right to require that Tenant make monthly payments in the amount of one-twelfth (1/12) of the taxes and assessments due for each Lease Year or part thereof as provided in
Section 7.3.

     Nothing herein shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance or transfer taxes, provided, however, that if at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Building or Lot or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based in whole or in part, upon gross rents, then Tenant shall pay any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes") provided, however, Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Building and Lot were the only property of Landlord.

     Tenant shall have the right to contest any tax or assessments relating to the Premises or any part thereof assessed for tax purposes if, within ten days after notice by Tenant, Landlord does not commence a proceeding to contest the same, and Landlord will also have the right to participate in any such proceeding commenced by Tenant. Any such proceeding commenced by Tenant shall be conducted in Tenant's sole cost and expense and shall be conducted in the manner permitted by law in Tenant's name and, whenever necessary, in Landlord's name. Any such proceeding shall be conducted by Tenant with due diligence and in good faith. Such proceeding may include appeals from any judgment, decree or order until the final determination is made by a court or governmental department or authority having final jurisdiction in the matter. However, notwithstanding any such proceeding or contest, Tenant shall pay the entire contested taxes and assessments in the manner and on the dates provided under this Lease. To the extent to which any tax refund payable by reason of judgment and/or settlement of any proceeding brought by Tenant may be based upon a payment made by Tenant and shall not relate to a period subsequent to the expiration or termination of this Lease, Tenant shall be authorized to collect the same, provided that no event of default shall then exist hereunder and subject to Tenant's obligation to reimburse Landlord forthwith (as additional rent hereunder) for any expenses incurred by Landlord in connection with any such proceeding including but not limited to, reasonable attorneys' fees.



                                   SECTION 6
                                   ---------

                                   Insurance
                                   ---------

     Section 6.1. Tenant's Insurance. Tenant shall, as Additional Rent, maintain
     ----------- ------------------
throughout the Term the following insurance (except that so long as Tenant maintains a net worth and liquidity of at least Ten Million ($10,000,000.00) Dollars as determined in accordance with generally accepted accounting principles consistently applied, Tenant shall not be required to carry the insurance required under Sections 6.1(a) or (c) hereof):

     (a) Comprehensive general liability insurance for any injury to person or property occurring on the Premises, naming as insureds Tenant, Landlord and Landlord's managing agent and Landlord's mortgagee(s), in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in
Section 1, and, from time to time during the term, shall be for such higher limits as are reasonably required by Landlord; and

     (b) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises; and

     (c) A policy or policies of insurance covering Tenant's trade fixtures, equipment, signs, merchandise, inventory, personal property and leasehold improvements installed by Tenant, including, without limitation, floor covering and lighting equipment against loss or damage by fire, casualty, lightning, vandalism, malicious mischief, sprinkler leakage and the other risks from time to time included under all risk insurance and casualty available in the State in which the Premises are located, in amounts of the full replacement value of said items.

     (d) During any period when Tenant elects to self insure rather than carry the insurance required under clauses (a) and (c) hereof as permitted under this
Section 6.1, Tenant shall defend, indemnify, protect and hold Landlord (and Landlord's managing agent) harmless from and against all claims, loss, costs, damages and liabilities to the same extent as the insurance otherwise required under clauses (a) and (c) would have protected or insured Landlord or its managing agent against such matters.

     Section 6.2.  Landlord's Insurance.  Landlord shall maintain throughout the
     -----------   --------------------
Term:

     (a) all risk fire and casualty insurance on a full replacement value basis, exclusive of footings and foundations, together with rental loss coverage and, if Landlord so elects, flood coverage to the extent the same is available, insuring the Building and with such deductibles, if any, as Landlord shall consider reasonably appropriate; and

     (b) insurance against loss or damage from sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form", in such amounts and with such deductibles as Landlord may consider reasonably appropriate, and insurance against such other hazards and in such amounts as may from time to time be required by any bank, insurance company or other lending institutions holding a mortgage on the Building; and

     (c) during the period of construction of the Building, in lieu of the insurance required under Sections 6.2(a) and (b) above, Landlord shall carry a so-called "builder's risk" policy on the Building in such amounts and with such coverages and deductibles as the holder of the first mortgage on the Building and Lot may require; and

     (d) Comprehensive General Liability Insurance for injury to person or property of third person's occurring on the Premises in such amounts as Landlord may reasonably determine from time to time.

     Landlord shall have no obligation to insure Tenant's personal property or chattels, including, without limitation, Tenant's trade fixtures.

     Section 6.3.  Tenant Reimbursement of Insurance Taken Out by Landlord. As
     -----------   -------------------------------------------------------
Additional Rent, Tenant shall from time to time reimburse Landlord within twenty
(20) days of Landlord's invoice for Landlord's costs incurred in providing the insurance provided pursuant to Section 6.2 and all other insurance which Landlord shall maintain on or with respect to the Premises from time to time (provided that any other insurance so carried by Landlord from time to time is comparable to the types of insurance carried by institutional owners of first class buildings in the so-called Boston-MetroWest area) but exclusive of the so-called builder's risk insurance maintained by Landlord under Section 6.2(c). Landlord shall have the right to require that Tenant make estimated monthly payments on account of insurance premiums as set forth in Section 7.3. If any policy of insurance carried by Landlord also covers properties in addition to the Premises, then only the portion of the premium which is allocated to the Premises shall be chargeable to Tenant hereunder.

     Section 6.4.  Requirements Applicable to Insurance Policies. All policies
     -----------   ---------------------------------------------
for insurance required under the provisions of Section 6.1 and 6.2 shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, which companies shall be subject to Landlord's approval. Tenant agrees to furnish Landlord with insurance company certificates of all such insurance and copies of the policies therefor prior to the beginning of the Term hereof and of each renewal policy at least ten (10) days prior to the expiration of the policy it renews. Each such policy shall be noncancellable with respect to the interest of Landlord and such mortgagees without at least ten (10) days' prior written notice thereto, except that the ten (10) day periods referred to herein shall be thirty (30) days if any holder of a mortgage on the Premises so requires. Landlord may carry any such insurance in the form of umbrella insurance and through so called "master" or "package" policies which cover more than one location.

     Section 6.5.  Waiver of Subrogation. All insurance which is carried by
     -----------   ---------------------
either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. On reasonable request, each party shall be entitled to have duplicates or certificates of policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

     Section 6.6.  Tenant's Right to Propose Fire and Casualty.  Upon request,
     -----------   -------------------------------------------
Landlord will consult with Tenant with respect to quotes for the insurance required to be carried by Landlord under Section 6.2(a) and (b) which Tenant may be able to arrange. If Tenant is able to arrange for policies for such insurance which are at least equal in quality to the policies being maintained by Landlord but with lower premiums than those being paid by Landlord, Landlord agrees that it will either convert to the policies of insurance so arranged by Tenant or if the insurance proposed by Tenant cannot be separated by coverage and premium from any master policy carried by Tenant, then Landlord will allow Tenant to maintain such insurance. For purposes of the preceding sentence, a policy proposed by Tenant will not be deemed equal unless (a) it is offered by a company authorized to do business in the jurisdiction where the Premises is located, (b) such company is a financially sound and responsible company with Best's insurance rating at least equal to Landlord' s insurer, (c) all coverages and endorsements included in Landlord's policy relating to the Premises are also included in such policy, (d) the holder of any mortgage on the Premises shall have approved such new company and all coverages and endorsements, (e) such policies will comply with all requirements of any mortgage on the Premises, (f) the deductibles are identical to, or lower than, those maintained by Landlord and (g) such insurance does not adversely affect the amount, cost or coverage under any umbrella insurance carried by Landlord or under any multiple location policies carried by Landlord and if such insurance is maintained by Tenant rather than Landlord, such policy shall (i) except for rental income insurance, name Landlord, Tenant, and the holder of any mortgage on the Premises as additional insured as their respective interest may appear and provide that, except in the case of rental income insurance, all insurance proceeds shall be payable to the holder of any first mortgage on the Premises (a "First Mortgagee") (or if there is no First Mortgagee, to any junior mortgagees in the order of their lien priority, or, if there are no mortgagees, to Landlord) for the benefit of the Landlord, Tenant and any such First Mortgagee and any junior mortgagee as their respective interests may appear; (ii) to the extent required by any First Mortgagee, provide a standard non-contributing mortgagee clause in favor of and entitling the First Mortgagee to collect all proceeds payable under such insurance; (iii) provide that such policies shall not be changed or cancelled (insofar as they relate to the Premises, the Landlord or any other mortgagee of the Premises in this Section 6 or the insurance or coverages related thereto) without at least 30 days' prior written notice to Landlord (and if required by any First Mortgagee by such First Mortgagee); (iv) provide that losses shall be adjusted with the insurers and/or underwriters by Landlord or First Mortgagee; and (v) provide a waiver of subrogation as required in

Section 6.5.

     In addition, if Tenant maintains the fire and casualty insurance under this
Section 6.6, the following shall also apply: (x) Landlord shall not be liable for any premiums thereon or subject to any assessments thereunder and (y) on or before the Term Commencement Date, and thereafter not less than 15 days prior to the expiration dates of the expiring policies theretofore furnished by Tenant pursuant to this Section 6.6, originals of the policies (or, of any policies) accompanied by evidence satisfactory to Landlord of payment of the premiums due, shall be delivered by Tenant to Landlord. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Section to be furnished by Tenant, unless Landlord is included therein as an insured, with loss payable as in this Lease provided. Tenant shall immediately notify Landlord of the taking out of any such separate insurance and shall cause the policies therefor to be delivered as and when required hereunder.


                                   SECTION 7
                                   ---------

                        Utilities; Park Common Expenses;
                        --------------------------------
                              Payments on Account
                              -------------------

     Section 7.1.  Utilities. Tenant shall pay directly to the proper
     -----------   ---------
authorities charged with the collection thereof all charges for water, sewer, gas, electricity, fire protection and other utilities used or consumed on the Premises by Tenant or any party claiming by, through or under Tenant, whether called charge, tax, assessment, fee or otherwise, including without limitation, all charges for lighting the Lot (which lighting charges are not otherwise payable by Tenant under Section 8.2(c)) and water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. To the extent included in Landlord's Building Construction Work and Landlord's T.I. Work, Landlord shall install or arrange for the installation of utilities serving the Premises. It is understood and agreed that Tenant shall make its own arrangements for obtaining service from such utilities and that Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises. If Tenant is not charged directly by the respective utility for any of such utilities or services, Tenant shall from time to time, within ten (10) days of Landlord's invoice therefor, pay to Landlord such charges and services from the utility company.

     Section 7.2.  Park Common Expenses.
     -----------   --------------------

     (a) Tenant shall pay to Landlord as Additional Rent monthly with each payment of Annual Fixed Rent an amount equal to one twelfth (1/12th) of the annual amount of the "Lot's Allocable Share" (as defined in Section 7.2(b))of the "Park Common Expenses" (as said term is hereinafter defined). As used herein, the term "Park Common Expenses" shall mean "Common Expenses" as said term is defined in the Park Covenants. Landlord shall use diligent efforts to cause the owner of the Park Common Property to maintain and repair the Park Common Property insofar as it services the Premises in good operating condition and repair. As used herein, the term "Park Common Property" shall mean the "Infrastructure Easement Areas" and the "Common Land", as such terms are defined in the Park Covenants.

     (b) As used in this Lease (including, without limitation, Sections 7.2 and 7.3 hereof), the term "Lot's Allocable Share" shall mean a percentage equal to that percentage which is attributable to the Premises under the Park Covenants in determining the Premises' share of Common Expenses under the Park Covenants but in no event shall the Lot's Allocable Share ever exceed ten (10%) percent.

     (c) At the beginning of every calendar year and at the commencement of the term, Landlord shall deliver to Tenant its good faith estimate of the expenses (i.e. the Park Common Expenses) referenced in this Section 7.2 for such year, and Tenant shall make monthly payments based on that amount. As soon as practicable after the end of each calendar year, Landlord shall render a statement (the "Park Common Expense Statement") showing for the preceding calendar year or fraction thereof, as the case may be, the actual annual expenses for such matters for such year or fraction, and thereupon any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord or credited to Tenant, as the case may be, on the next rent payment date. Upon request of Tenant made within ninety (90) days after delivery of the Park Common Expense Statement, Tenant shall have the right to audit Landlord's books and records with respect to such Park Common Expense Statement. If such audit discloses an overstatement of Park Common Expenses of more than five (5%) percent, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for such audit. Any overcharge of Park Common Expense and Section 8.2 expenses shall be reimbursed to Tenant with interest at the annual floating rate of the prime rate (as defined in Section 11.7) plus one (1%) percent per annum.

     Section 7.3  Payments on Account. Notwithstanding any terms or provisions
     -----------  -------------------
of this Lease to the contrary, Tenant shall pay to Landlord on account as Additional Rent, on the first day of each month during the term, such amounts as Landlord may reasonably determine (based on equal monthly installments in the amount of one-twelfth (1/12) of the items of expense in question as estimated by Landlord) will be sufficient to provide in the aggregate funds adequate to pay all amounts to be paid by Tenant pursuant to Sections 5, 6, 7 and 8, as and when such amounts become due and payable. Landlord shall periodically account to Tenant for such payments and any balance owed by Tenant shall be paid to Landlord within 10 days after billing therefor. Any excess paid by Tenant shall, at Landlord's option, either be paid by Landlord to Tenant or credited against the next installment of Annual Fixed Rent or Additional Rent becoming due. Upon request of Tenant, from time to time, not more frequently than twice per lease year, Landlord will provide Tenant with a projection of the amounts which Landlord then estimates may be payable by Tenant under Sections 5, 6, 7 and 8 for the next succeeding lease year, but Landlord shall have the right to revise such projections from time to time. Upon request of Tenant made within ninety
(90) days after delivery of any statement of expenses of the amounts payable by Tenant pursuant to Sections 5, 6 7 and 8, Tenant shall the right to audit Landlord's books and records with respect to such matters (except that amounts with respect to Park Common Expenses shall be governed by Section 7.2(c)). If such audit discloses an overstatement of the total of such costs and expenses of more than five (5%) percent, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for such audit. Any over charge of such expenses shall be reimbursed to Tenant with interest at the annual floating rate of the prime rate (as defined in Section 11.7) plus five (5%) percent per annum.

     Section 7.4  Tenant shall be entitled to an automatic credit in an amount
     -----------
equal to $2,500.00 per month (the "Monthly Expense Credit") for and with respect to the first sixty (60) full calendar months of the Original Term to be applied against the obligation of Tenant to pay Park Common Expenses and for any other expenses payable by Tenant under Section 8.2 of the Lease.


                                   SECTION 8
                                   ---------

                              Landlord's Covenants
                              --------------------

     Section 8.1  Landlord Repairs:  The Landlord shall, at its expense (except
     -----------  ----------------
to the extent otherwise provided in Section 8.2 hereof), after receipt of notice from the Tenant (which may be written or oral), make any necessary repairs to, and replacements of the roof, foundation, beams, girders, mullions and exterior walls of the Building (exclusive of glass, window frames, windows, doors, door frames and signs, which repairs shall be made by the Tenant) required in order to keep the same in serviceable condition, except, in any such case, where such repairs are required by reason of any act or negligence of the Tenant, its employees, agents, licensees, suppliers, contractors or guests or where such repairs are required by reason of any breach of this Lease by Tenant. The Landlord shall commence and complete repairs to be made by it as promptly as reasonably practical after receipt of such notice provided, however, that Landlord shall not be liable for a delay in commencement of the making of such repairs or for delay or failure to complete such repairs with such delay or failure as attributable to any of the matters referred to in Section 13.5 of this Lease. Nothing contained in this Section 8.1 shall operate to limit the obligations of Landlord under Section 3.6 hereof.

     Section 8.2  Exterior Grounds of Lot; Cross Easement Agreement Expenses:
     -----------  ----------------------------------------------------------
The Landlord shall be responsible for (a) the maintenance of the grass, trees and shrubs and other exterior landscaping located on the Lot, (b) removal of snow and ice from, and lighting of, the driveways, parking areas and walkways and (c) exterior lighting of the parking areas, driveways and walkways and (d) maintenance, repair and replacement of, the parking areas, driveways, walkways and drainage systems on the Lot as well as the exterior lighting serving the parking area, driveways and walkways. Tenant shall pay to Landlord, as Additional Rent, monthly with each payment of Annual Fixed Rent, an amount equal to 1/12 of the annual amount of (i) all costs and expenses for repairs and maintenance paid or incurred by Landlord in connection with the performance of any maintenance or repairs to the roof, foundation, beams, girders, mullions and exterior walls of the Building, (ii) all costs and expenses incurred by Landlord under this Section 8.2 including, without limitation, reasonable snow plowing, snow removal, landscaping and other reasonable operational costs related thereto together with a 5% management fee plus (iii) all costs and expenses which are allocated to the Premises or Fee Lot under the Cross Easement to the extent any such cost, expense or amount is not included within sums paid by Tenant under clause (ii) of this sentence; but it is expressly agreed that nothing contained in this Section 8.2 shall require Tenant to reimburse Landlord for the cost of replacement parking which may be provided by Landlord under Section 16 hereof. Tenant shall also pay to Landlord as Additional Rent monthly with each payment of Annual Fixed Rent, an amount equal to 1/12 of the annual amount of all costs and expenses allocable to the Premises under the Cross Easement Agreement referred to in Section 13.10. At the beginning of every calendar year and at the commencement of the Term, the Landlord shall deliver to Tenant its good faith estimate and budget of the annual expenses referred to in this Section 8.2 for such year and Tenant shall make monthly payments based on that amount. As soon as is practicable after the end of each such calendar year, Landlord shall render a statement showing for the preceding calendar year or fraction thereof, as the case may be, the actual annual expenses for such year or fraction and, thereupon, any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord or credited to Tenant, as the case may be, on the next rent payment date.

     Section 8.3  Landlord shall never be liable for any failure to make repairs
     -----------
or replacements or to perform maintenance or other duties which Landlord has undertaken to make or perform under the provisions of this Section 8, unless Tenant has given notice (which may be written or oral) to Landlord of the need to make such repairs or replacements or to perform such maintenance, and Landlord has failed to commence to make such repairs or replacements or to performance such maintenance within a reasonable time after receipt of such notice (which may be written or oral), or fails to proceed with reasonable diligence to complete such repairs or replacements or to perform such maintenance as the case may be.


                                   SECTION 9
                                   ---------

                            Tenant's Covenants; Law
                            -----------------------

     Section 9.1.  Use. Tenant shall use the Premises only for the Permitted
     -----------   ---
Uses and shall from time to time procure all licenses and permits necessary therefor at Tenant's sole expense but nothing contained herein shall limit or impair Landlord's obligations under Section 3.1 hereof.

     Section 9.2.  Repair and Maintenance. Tenant shall at all times maintain,
     -----------   ----------------------
repair and replace all portions of the Building, both interior and exterior, including, without limitation, the heating, ventilating, air conditioning, plumbing, sewage, electric, sprinkler and lighting systems therein, the walls, floors, storage areas, all doors, door frames and door openers and all windows, window frames and plate glass, in good, clean and safe repair, order and condition, ordinary wear and tear, damage by fire and casualty and damage caused by the negligent acts or omissions of Landlord, its agents, employees, contractors and subcontractors excepted (but Tenant shall, nevertheless, be required to make repairs and replacements and perform maintenance even where the need therefor arises due to ordinary wear and tear). Nothing contained in the previous sentence shall require Tenant to maintain, repair or replace those elements of the Premises, the repair, maintenance or replacement of which is the responsibility of Landlord pursuant to Section 8.1 or, during the one (1) year warranty period set forth in Section 3.6. Landlord will cooperate with Tenant to, at Tenant's expense, enforce any warranties which may be in effect with respect to any of the matters described in the preceding sentence. Tenant shall secure, pay for and keep in force contracts with appropriate and reputable service companies approved by Landlord providing for regular maintenance of the heating and air conditioning system and copies of such contracts shall be furnished to Landlord.

     Tenant shall also make all repairs (whether interior, exterior, structural, non-structural, ordinary or extraordinary) made necessary by the negligence or misuse of the Premises or the fixtures therein or appurtenances thereto by Tenant or Tenant's agents, employees, customers or invitees.

     Section 9.3.  Compliance with Law and Insurance Requirements. Tenant shall
     -----------   ----------------------------------------------
be required to make all repairs, alterations, additions or replacements to the Premises, whether structural or non-structural, and shall keep the Premises equipped with all safety appliances so required by any law, ordinance, order or regulation, whenever adopted, which is required due to (a) failure of the design of work or improvements shown on Tenant's Plans to comply with any such law, ordinance, order or regulation (including, without limitation, errors, omissions and incompleteness in or of Tenant's Plans or in the directions of Tenant's architect) (except that nothing in this clause (a) shall be deemed to excuse Landlord for responsibility for those matters which are the responsibility of Landlord's general contractor under Sections 4.2.1, 4.7.3, 4.7.4 or 4.9 of the General Conditions of the T.I. Construction Contract, (b) any particular use or particular manner of use of the Premises by Tenant, (c) any alteration, addition, repair or replacement made by Tenant or (d) the so-called Americans With Disabilities Act (the "ADA"), except insofar as such ADA noncompliance occurs due to a failure of Landlord's Building Construction Work to comply under the ADA. In addition, to the extent that any law, ordinance, rules or regulation adopted after the date of Landlord's building permit for Landlord's Building Construction Work, requires that any other repairs, alterations, additions or replacements to the Premises, whether structural or non-structural, be made, or that safety appliances be installed, in addition to those which, under the preceding provisions of this Section 9.3, are the responsibility of the Tenant (any such item being called a "Subsequent Law Related Changes"), Landlord shall be responsible for completion of the same and Tenant shall pay only a portion of the reasonable cost of making any such Subsequent Law Related Change equal to a fraction, the numerator of which shall be the number of years (including partial years) remaining in the term of this Lease (including any extension options which are available to be exercised) and the denominator of which is the useful life of the Subsequent Law Related Change as determined by Landlord's accountants in accordance with generally accepted accounting principles consistently applied. Tenant shall not dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, or generate, store or dispose of hazardous substances in, on or under the Premises or dispose of hazardous substances from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. (S) 6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L.c.21C, as amended, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L.c. 21E, as amended, and all other applicable codes, regulations, ordinances and laws. Tenant shall notify Landlord of any incident of which it has knowledge which would require the filing of a notice under Chapter 232 of the Acts of 1982 and shall conduct its business and use the Premises so as to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this Section shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 and regulations adopted pursuant to said Act. Landlord shall not dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the sewage or other waste disposal system serving the Premises, or generate, store or dispose of hazardous substances in, on or under the Premises except in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. (S) 6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L.c.21C, as amended, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L.c. 21E, as amended, and all other applicable codes, regulations, ordinances and laws except that Landlord has disclosed to Tenant that the Leasehold Lot and also the Entire Leasehold Lot as well as portions of the Park were a part of the former Landfill of the Town of Framingham, Massachusetts (the "Town") and that the Town has been ordered to effect a closure of such Landfill Areas by the Executive Office of Environmental Affairs, Department of Environmental Protection (the "DEP"). Tenant agrees that Landlord, or others, shall be permitted to perform the work with respect to closure of the Landfill Areas on the Leasehold Lot and the Entire Lot as set forth in Article 3 of this Lease, including, without limitation, the work related thereto which has been included in the Landlord's Building Construction Work, work in the Phase 2 Landfill Area and any other work related to the closure of the Landfill Area as contemplated by the Agreement (the "Collateral Agreement") dated August 15, 1980 between the Town and Bank of Boston. Landlord and others shall also be permitted to perform any work related to closure of the Landfill Area as may be required or contemplated by the August 8, 1996 Phase 2 Closure Plan Approval Letter (the "DEP Closure Approval") from the DEP to the Town. Landlord agrees to indemnify and hold Tenant harmless from and against claims, loss, cost or liability relating to the release, or threat of release, of hazardous substances located on or under the Lot exclusive of hazardous substances which are released, or threatened to be released, upon the Premises by Tenant or by any party claiming by, through or under Tenant.

     Landlord may, if it so elects (and if Tenant fails to do so within thirty
(30) days after notice thereof from Landlord), make any of the repairs, alterations, additions or replacements required of Tenant in this Section 9 which affect the Building structure or the Building systems, and Tenant shall reimburse Landlord for the reasonable cost thereof on demand.

     Tenant will provide Landlord, from time to time upon Landlord's request, with all records and information regarding any hazardous substance maintained on the Premises by Tenant.

     Landlord shall have the right at reasonable times and upon reasonable prior notice (one (1) days notice being reasonable) to make such inspections as Landlord shall reasonably elect from time to time to determine if Tenant is complying with this Section. The cost of such inspections shall be borne by Landlord except in those cases in which an inspection discloses a need to make any material repair, alteration, addition or replacement for which Tenant (or those claiming by, through or under Tenant) is responsible or discloses any material violation or threatened material violation of this Lease by Tenant or those claiming by, through or under Tenant.

     Tenant shall comply promptly with the reasonable recommendations of any insurer, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises, by reason of Tenant's use thereof. In no event shall any activity be conducted by Tenant on the Premises which may give rise to any cancellation of any insurance policy or make any insurance unobtainable.

     Section 9.4.  Tenant's Work. Tenant shall not make any structural,
     -----------   -------------
mechanical, electrical, plumbing, roof, rooftop or HVAC installations, alterations, additions or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord, which consent will, as to the interior portions of the Building, not be unreasonably withheld or delayed and except that there shall be no additions, improvements or installations on the Lot nor any alterations of the paving, driveways, parking areas, walkways and other improved, landscaped or other areas of the Lot. Any such work so approved by Landlord (and any other work performed by Tenant which does not require approval) shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. Tenant shall keep the Premises at all times free of liens for labor and materials and shall immediately remove and discharge (by bonding or otherwise) any mechanic's lien or other lien filed against the Premises in any way related to any work by Tenant or its agents, sublessees, licensees, contractors, subcontractors, materialmen and the like. Tenant shall employ for such work only reputable, qualified contractors and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in Section 1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work except if such injury, loss, claim or damage arose due to the negligence of Landlord or its contractors, employees or agents. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects. Tenant shall not be required to, upon expiration or earlier termination of the Term of this Lease, remove any alteration, addition or improvement in the Premises if, and to the extent, that the original installation thereof did not require the consent of Landlord under the provisions of this Section 9.4; provided, however, that, in all events, Tenant shall remove all of its business equipment and trade fixtures upon expiration or termination of this Lease. Tenant shall not be required to remove any alteration, addition or improvement which it makes in or to the Premises under the provisions of Section 9.4 and which require the prior consent of the Landlord unless at the time of such consent in writing Landlord also advises Tenant in writing that Tenant shall be required to remove such alteration, addition or improvement upon expiration or earlier termination of the Term.

     Section 9.5.  Indemnity. Tenant shall defend, with counsel approved by
     -----------   ---------
Landlord (which approval will not be unreasonably withheld), all actions against Landlord, any partner, trustee, member, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Building and any other party having an interest in the Premises ("Landlord's Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Landlord's Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, occurring in or about the Premises, the Building or the Lot on which the Building is located or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord's Indemnified Parties, or (b) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees. Landlord shall defend, with counsel approved by Tenant, which approval will not be unreasonably withheld, all actions against Tenant or any stockholder, officer, director or employee of Tenant ("Tenant's Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by Law, all of Tenant's Indemnified Parties from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from injury to or death of any person, or damage to or loss of any property of third persons caused by any misconduct or negligent act, fault or omission of Landlord or its partners, trustees, stockholders, officers, directors, members or beneficiaries or Landlord's agents, employees, contractors or subcontractors, except to the extent caused by the negligence of Tenant.

     Section 9.6  Landlord's Right to Enter. Tenant shall permit Landlord and
     -----------  -------------------------
its agents to enter into the Premises at reasonable times and upon reasonable notice to examine the Premises at reasonable intervals for reasonable purposes, make such repairs and replacements and perform such services as Landlord may be required to make under this Lease, without however, any obligation to do so, and show the Premises to prospective purchasers and lenders, and, during the last year of the term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises.

     Section 9.7  Personal Property at Tenant's Risk. All furnishings, fixtures,
     -----------  ----------------------------------
equipment, effects and property of every kind of Tenant and of all subtenants and occupants of the Premises on the Premises, shall be at the sole risk and hazard of Tenant and such subtenant or occupant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage shall be charged to or to be borne by Landlord. Tenant shall insure Tenant's personal property.

     Section 9.8  Payment of Cost of Enforcement. Tenant shall pay, on demand,
     -----------  ------------------------------
Landlord's reasonable expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 11.4. Landlord shall pay, on demand, Tenant's reasonable expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Landlord under this Lease or in curing any default of Landlord in accordance with Section 11.8 of this Lease.

     Section 9.9  Yield Up. At the expiration of the term or earlier termination
     -----------  --------
of this Lease, Tenant shall surrender all keys to the Premises, remove all of its trade fixtures and personal property in the Premises, remove (except as otherwise provided in Section 9.4) such installations and improvements made by Tenant as Landlord may request and all Tenant's signs wherever located, repair all damage caused by such removal and yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such installations or improvements made by Tenant as Landlord shall request Tenant to remove, subject, however, to Section 9.4) broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises under this Lease, ordinary wear and tear, damage by fire and casualty and damage caused by the negligent acts or omissions of Landlord, its agents, employees, contractors and subcontractors excepted (but Tenant shall nevertheless be required to make repairs and replacements and perform maintenance even where the need therefor due to ordinary wear and tear). Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the reasonable cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to Tenant's performance of its obligations under this Section 9.9.

     Section 9.10  Estoppel Certificate. Upon not less than five (5) business
     ------------  --------------------
days' prior notice by Landlord, which notice may be given from time to time, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying whether this Lease is unmodified and in full force and effect and whether, except as stated therein, Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid and a statement that Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section 9.10 may be relied upon by any prospective purchaser or mortgagee of the Building.


     Section 9.11  This Section was intentionally deleted.
     ------------  ---------------------------------------

     Section 9.12  Park Covenants and Restrictions.  Tenant shall comply with
     ------------  -------------------------------
the Park Covenants attached hereto as Exhibit A-14 and any amendments thereto permitted thereunder.

     Section 9.13  Holding Over. Tenant shall vacate the Premises immediately
     ------------  ------------
upon the expiration or sooner termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the termination of the term without Landlord's express consent, Tenant shall pay Landlord monthly rent at 150% the Annual Rental Rate (which was in effect on the date of expiration or earlier termination of the Term) specified in Section 1 and 150% of all additional rent payable under this Lease in effect on the date of expiration or earlier termination of this Lease for the time Tenant thus remains in possession and, in addition thereto, shall, if Tenant holds over for more than ninety (90) days after the date of expiration or earlier termination of the Term, pay Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder, including without limitation, the right to refuse 150% of the monthly rent and instead to remove Tenant through summary proceedings for holding over beyond the expiration of the term of this Lease.

     Section 9.14  Assignment and Subletting. Tenant shall not, except as
     ------------  -------------------------
otherwise expressly permitted under this Section 9.14) assign, transfer, mortgage or pledge this Lease or grant a security interest in Tenant's rights hereunder or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant. Any merger, consolidation or other similar reorganization (collectively, a "Merger") involving Tenant shall be deemed to be an assignment for purposes of this
Section 9.14. Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except with prior written approval thereof from Landlord, shall be void (except that an assignment by virtue of a

Merger shall not be void but shall, nevertheless, constitute a breach of this Section if Landlord does not consent thereto). No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

     If for any assignment or sublease Tenant shall receive rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Annual Fixed Rent and Additional Rent on account of taxes and assessments, insurance premiums, Park Common Expenses and payments under Section
8.2 hereof called for hereunder (or in the case of the sublease of part, in excess of such Annual Fixed Rent and Additional Rent on account of taxes, insurance premiums, Park Common Expenses and payments under Section 8.2 of the Lease allocable to the part) after Tenant shall pay to Landlord, as Additional Rent, 50% of the Overages (as said term is hereinafter defined) received by Tenant, promptly after its receipt. As used herein, the term "Overages" shall mean all amounts ("Gross Rents") received by Tenant in excess of (a) Annual Fixed Rent plus (b) additional rent on account of taxes and assessments, insurance premiums, Park Common Expenses and payments under Section 8.2 hereof (and any other payments of additional rent due from Tenant hereunder exclusive of sums due Landlord under Sections 11.4, 11.7 and exclusive of all costs and expenses payable by Tenant related to Landlord's exercise of any rights or remedies under this Lease, including, without limitation, court costs and reasonable attorneys' fees) for the same period attributable to the space sublet or assigned, after deducting from such Gross Rents the following costs, amortized and spread over the balance of the Term of this Lease, in the case of an assignment, and over the term of the sublease, in the case of any sublease:
(i) the cost of any broker's commission, advertising or marketing expense paid by Tenant with respect to the subletting or assignment; (ii) the cost of any improvements made to the subleased space by Tenant, at Tenant's expense as special tenant improvements for the sublessee pursuant to the terms of such sublease; and (iii) Tenant's reasonable legal fees incurred in negotiating and preparing the sublease or assignment in question. Termination of this Lease shall terminate all right of Tenant to share in or receive any Overages and Landlord, alone, shall be entitled to receive and retain one hundred (100%) percent of all such Overages, sublease rents and other payments.

     Landlord agrees that it will consent to an assignment of this Lease (i) by operation of law as a result of the merger or consolidation of Tenant into an entity which, after giving effect to such merger and consolidation, has a net worth and financial condition at least equal to the net worth and financial condition of Tenant immediately prior to such merger or consolidation and (ii) to any entity which simultaneously therewith acquires all of the assets of Tenant for the purpose of continuing Tenant's business as a going concern engaged in the business that is being conducted on the Premises by Tenant immediately prior to such acquisition and which has a net worth and financial condition which, after giving effect to such acquisition, is at least equal to the net worth and financial condition of Tenant immediately prior to such acquisition, provided that any such assignee (whether by merger, consolidation or assignment) first assumes in full the obligations of Tenant under this Lease.

     Any assignment or subletting, whether or not consented to by Landlord, shall only be for the Permitted Uses. In no event shall any assignment be binding up Landlord unless Tenant shall deliver to Landlord an instrument, in recordable form, which contains a covenant of assumption by the assignee running to the Landlord and all persons claiming by through or under the Landlord. Neither the approval of any such assignment or sublease nor the acceptance of any such assignment or sublease shall, in any way, release or discharge Tenant from its liability as Tenant hereunder notwithstanding such assignment or sublease. Tenant shall promptly furnish to Landlord a conformed copy of any sublease effected under the terms of this Section 9.14. Tenant shall reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with any request by Tenant for approval of any assignment or sublease.

     Landlord agrees to respond to any request by Tenant for approval of any assignment or subletting within twenty one (21) days after Tenant has furnished to Landlord in writing, (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require and (iii) all terms and provisions relating to the Lease upon which the proposed assignment or subletting is to be made.

     If Landlord fails to respond to such request within such twenty one day
(21) period and such failure shall continue for more than five (5) business days after Landlord actually receives notice thereof from Tenant, then Landlord shall be deemed to have approved the sublease or assignment in question but, in all cases, Tenant shall remain fully and primarily liable under the Lease.

     Any entity which receives an assignment of the Tenant's interest under this Lease which is either expressly permitted without Landlord's consent or to which Landlord, in fact, consents, is hereinafter referred to as a "Permitted Assignee".

     Section 9.15  Overloading and Nuisance. Tenant shall not injure, overload,
     ------------  ------------------------
deface or otherwise harm the Premises, commit any nuisance, permit the emission of any objectionable noise, vibration or odor, make, allow or suffer any waste or make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

     Section 9.16  Prevailing Party/Attorneys' Fees.  In the event of any
     ------------  --------------------------------
litigation or arbitration between Landlord and Tenant, the prevailing party shall be entitled to receive from the other, the amount of its reasonable out-of-pocket legal fees and expenses incurred in connection therewith.


                                   SECTION 10
                                   ----------

                               Casualty or Taking

     Section 10.1  Abatement Of Rent.  If the Building shall be damaged by fire
     ------------  ------------------
or casualty, Annual Fixed Rent, Additional Rent and other sums and charges payable by Tenant for use and occupancy shall abate proportionately for the period in which, by reason of such damage, there is interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 9.4) to the condition in which they were prior to such damage. If the Building shall be affected by any exercise of the power of eminent domain, Annual Fixed Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

     Section 10.2  Restoration.   The proceeds of any insurance carried by
     ------------  ------------
Landlord under Section 6.2(a) and (b) (the "Fire and Casualty Insurance") shall be applied by Landlord to the restoration of any damage to the Premises caused by an insured fire or other casualty; provided, however, that the amount of any deductible thereunder shall first be advanced by Tenant to Landlord to pay for such restoration expenses. To the extent that insurance proceeds received by Landlord exceed the cost of restoration, any such surplus shall be retained by Landlord, except that so long as this Lease is not terminated in connection with such fire or casualty, such surplus, if any, shall, after deducting (a) all costs of collection, (b) the amount of any deductible advanced by the Landlord and (c) any amounts paid to the holder of any mortgage on the Property, be paid over to Tenant to the extent of any deductible amount under such insurance which, in fact, is advanced by such Tenant for restoration by Landlord. If the Premises shall be damaged or destroyed by fire or other casualty or damaged, destroyed or appropriated by any exercise of power of eminent domain, and if this Lease is not terminated in accordance with the terms hereof, Landlord, within thirty (30) days after the occurrence of such damage, destruction or appropriation, shall commence to repair and restore the Premises to their condition prior to such damage, destruction or appropriation. Landlord shall diligently proceed with the work of repair and restoration, in a good and workmanlike manner, so that such work shall be substantially completed as expeditiously as reasonably possible under the circumstances within nine (9) months after it was commenced, subject to extensions of said nine (9) month period for delays caused by or chargeable to Tenant. Landlord's restoration obligations shall be deemed to include, without limitation, improvements to the realty which may, from time to time, be made by Landlord, such as painting, light fixtures, floor coverings, partitions and signs, to the extent the same are customarily insurable as part of the realty and to the extent the same may be covered by Landlord's fire insurance, but Landlord shall have no obligation to repair or restore any of Tenant's fixtures or equipment and Landlord's obligations hereunder shall be limited (a) in the case of a condemnation or taking, so as to reflect the unavailability of any of the land previously included in the Premises after the condemnation or taking, and (b) in the case of any damage, whether by fire, casualty or condemnation, so as to reflect the extent to which the Premises can be lawfully restored to substantially its former condition under applicable zoning, building and other laws. If Landlord's work of repair and restoration is not completed by the times herein provided, Tenant may terminate this Lease by written notice to Landlord sent at any time after the end of said nine (9) month period, but before Landlord has substantially completed the work. Any such termination notice shall be effective on the thirtieth (30th) day after it is received unless, within such thirty (30) day period, Landlord substantially completes such restoration except that if Landlord, in bad faith, fails to commence or complete restoration in accordance with the terms of this Article 10, then Tenant shall have the right to seek specific performance of Landlord's obligations under this Article 10 at any time prior to Tenant's exercise of a termination right under this Article 10 but, in such case, if Landlord complies with such order for specific performance, then Tenant shall have no right thereafter to terminate this Lease under any provision of this Article 10 on account of Landlord's failure to timely complete restoration. Such right of termination shall (except for the right of specific performance described in the previous sentence) be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration. The time for completion of any work of restoration or repair under this Section shall also be extended for delays therein resulting from any causes specified in Section 13.5, or delays in receipt of insurance proceeds and for any other cause beyond the reasonable control of Landlord. Landlord shall, to the extent practicable, give Tenant prompt written notice of any such delay at the time of its occurrence. As used in this Article 10, the term "substantially complete" shall have the same meaning as to such work of restoration as is otherwise applicable to Landlord's T.I. Construction Work under Article 3 of this Lease.

     Section 10.3  Uninsured Casualty
     ------------  ------------------

          (a) Landlord shall have the right to terminate this Lease if, after the execution of this Lease, the Premises are damaged by an "Uninsured Casualty" (as said term is hereinafter defined) and shall be effective sixty (60) days after the giving of notice thereof, unless Tenant elects to restore as hereinafter provided. The term "Uninsured Casualty" as used herein shall mean a casualty to the Premises (i) which is not required to be insured against by Landlord under this Lease and (ii) which is not covered by insurance actually carried by Landlord and (iii) where the cost and expense of repairs and reconstruction exceeds (a) $250,000.00 if there are five (5) or more years remaining in the original Lease Term (including, for this purposes, any extensions thereof which have been exercised), (b) $200,000.00 if there are four
(4) or more, but less than five (5), years remaining in the original Lease Term (inclusive of any extension periods which have been exercised), (c) $150,000.00 if there are three (3) or more, but less than four (4), years remaining in the original Lease Term (inclusive of any extension periods which have been exercised), (d) $100,000.00 if there are two (2) or more, but less than three
(3), years remaining in the original Lease Term (inclusive of any extension periods which have been exercised, and (e) $50,000.00 if there are less than two
(2) years remaining in the original Lease Term (inclusive of any extension periods which have been exercised). Landlord's right of termination shall be exercised by notice given to Tenant not later than sixty (60) days following the date of any Uninsured Casualty. Tenant shall have the right, within sixty (60) days of the receipt of said notice to elect by notice to Landlord to advance to Landlord such sums as are necessary to repair and restore the Premises to their prior condition, all of which work or repair and restoration shall be performed by Landlord or Landlord's contractor and, in the event of such election by Tenant, Tenant shall first deposit in a depository selected by Landlord, the entire amount of the cost of such repair or restoration as estimated by Landlord's general contractor. Landlord shall have the right to draw amounts so deposited by Tenant on a construction progress schedule proportionately as the work progresses.

          If Landlord does not elect to terminate within sixty (60) days following the date of the Uninsured Casualty, Landlord shall, not later than ninety (90) days following the date of the Uninsured Casualty, commence to repair and restore the Premises and complete such work in accordance with the provisions of Section 10.2 without the requirement of any payment or reimbursement by Tenant.

          Tenant acknowledges that exclusions from coverage under the policy of insurance required to be carried by Landlord under Landlord's fire and casualty insurance would typically include exclusions for civil unrest or disturbances, actions related to governmental or military authority (such as revolutions or civil wars) or earthquake. Tenant further acknowledges that future policies of insurance required to be maintained by Landlord under may exclude coverage for types of disturbances, causes or events whether or not such disturbances, causes or events are the result of, or relate to, governmental or military authority or actions, and the parties acknowledge that they intend, and to hereby agree, that damage or destruction caused by riots (for example, and without limitation, unrest similar to the so-called "LA Riots of 1992"), general or local civil unrest, or bombings and/or similar disturbances may in the future constitute an uninsured casualty hereunder. If insurance coverage (with or without endorsement) is not able to be obtained, whether or not the same result from, or are related to, governmental authority or actions.

          (b) If Landlord's work of repair and restoration undertaken pursuant to the foregoing provisions of this Section is not completed within nine (9) months after such restoration work is commenced (as said nine (9) month period is subject to extension as otherwise provided in this Lease), Tenant may terminate this Lease by giving written notice to Landlord thereof and any such termination notice shall be effective on the thirtieth (30th) day after it is sent unless, within such thirty (30) day period, Landlord substantially completes such restoration. Such right of termination shall (except as otherwise provided in Section 10.3 in the case of Landlord's bad faith) be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to complete such restoration. If Tenant fails to deposit the amounts required by Landlord to effect restoration as set forth in this Section within ten (10) days after written notice thereof or if, during the course of construction, Landlord advises Tenant that additional funds are required beyond Landlord's original estimate to complete restoration and Tenant fails to deposit the amount of such additional funds with the depository within ten (10) days after written notice thereof, then, in either such case, Landlord shall have the right to terminate this Lease by written notice to Tenant and, in any such case, Tenant shall remain responsible to Landlord for any damages which Landlord suffers by reason of Tenant's failure to make any such deposit.

     Section 10.4  Additional Termination Rights; Fire. Landlord and Tenant,
     ------------  -----------------------------------
each for its account, shall have the right to terminate this Lease if, after the execution of this Lease, Building is destroyed or damaged by fire or other casualty to the extent of (a) at least 35% of the total cost of replacing such Building during the third from last year of the original Term or any extension thereof, (b) 25% of the total cost of replacing the Building during the second to last year of the original Term or any extension thereof or (c) 15% of the total cost of replacing the Building during the last year of the original Term or any extension thereof. Each party's termination rights under this Section shall be exercised by written notice to the other party sent within thirty (30) days after the occurrence of the destruction or damage. Any termination notice sent by either Landlord or Tenant shall take effect ninety (90) days after the mailing thereof. For purposes hereof, if Tenant exercises an available extension option under this Lease within fifteen (15) days after receipt of Landlord's notice of termination hereunder so as to extend the Term for an additional period of five (5) years beyond the then effective expiration date, Landlord's termination notice under this Section shall be void.

     Section 10.5  Termination Rights; Eminent Domain
     ------------  ----------------------------------

          (a) If, after execution of this Lease, the whole of the Premises or the whole (or an undetermined portion) of the remainder of the original Term or of the then current extension period, is taken by eminent domain by any public, quasi public or private authority, or as otherwise appropriated (without a formal taking) pursuant to public authority, this Lease shall terminate on the date Landlord is divested of its title to the Premises, or the date Tenant is divested of the lessee interest herein.

          (b) If, as the direct result of any such taking by eminent domain or any act of, or pursuant to public authority, any one or more of the conditions described below shall come into existence after the execution of this Lease, Tenant shall have the right to terminate this Lease by written notice to Landlord as provided below. Such termination shall take effect as of the date on which the event giving rise to the termination right occurred. Said conditions are as follows: (i) the aggregate of all reductions in the leaseable area of the Building resulting from all such takings and acts equals or exceeds 15% of the original leaseable area of the Building; or (ii) the aggregate of all reductions in the paved parking areas of the Premises resulting from such takings and acts results in a reduction of the number of parking spaces available to Tenant to less than three hundred (300) (the "Minimum Parking Spaces") and reasonably convenient alternative parking either elsewhere on the Premises or in reasonably convenient nearby locations, are not provided so that the Minimum Parking Spaces is available to Tenant or (iii) the Premises shall be permanently deprived of reasonable direct access by vehicle to or from any public way adjoining the Premises by reason of such taking by eminent domain, or act of or pursuant to public authority.

          (c) Landlord shall give Tenant written notice in reasonable detail of each taking and each act of or pursuant to public authority described in Section 10.5(a) and Section 10.5(b). Tenant's termination rights under Section 10.5(b) shall be exercised by written notice to Landlord sent within thirty (30) days after receipt of Landlord's notice of the relevant facts or, if Landlord fails to give Tenant the required notice, within ninety (90) days after Tenant's first receipt of notice of the relevant facts from a responsible source.

          (d) Notwithstanding the termination of this Lease under this Section 10.5, Tenant, at its election, may, nevertheless (to the extent permitted by law), continue to occupy the Premises and enjoy and exercise all of its rights and privileges under this Lease for all (or for such part as Tenant elects) of the period between the taking or act and the date on which the authority which made the taking or performed the act shall evict Tenant or the date on which the Tenant is denied use of the taken access or the taken passageway so as to deprive all reasonable means of access to the Premises. No prior notice of the duration or the termination of such period of occupancy shall be required of either Landlord or Tenant. During such period of occupancy, to the extent permitted by law, so long as Landlord shall have the right to collect rent or use and occupancy charges for the Premises, the obligations of Landlord and Tenant under this Lease shall continue in effect as if the Lease had not been terminated, except that (i) the term of this Lease shall be period described above in this Section 10.5(d) and (ii) the rent and other charges payable by Tenant shall be abated in accordance with the provisions of Section 10.1.

          (e) Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing as the result of any such taking or act, excepting, however, rights to damages payable for trade fixtures installed by Tenant (or anyone claiming under Tenant) and excepting rights to damages for moving expenses and relocation awards. Tenant agrees to execute and deliver to Landlord such instruments confirming the foregoing assignment as Landlord may reasonably require. If this Lease is terminated under this Article because of any such taking or act, Landlord shall pay Tenant, out of the damages awarded to Landlord by reason of any such taking or act, an amount equal to the Tenant's unamortized cost of the leasehold improvements installed by Landlord and paid for by Tenant under Section 3.2 of this Lease, subject, however, to the rights of the holder of any first mortgage on all or any part of the Premises and to the rights of the Landlord under the Ground Lease (as it relates to the Leasehold Lot). If this Lease is not terminated by reason of such taking or act, Landlord shall apply all proceeds of such award to the restoration of the Premises. Tenant's unamortized cost of any such improvement shall be determined from Tenant's federal income tax returns and shall reflect any contributions to such costs by Landlord.

     Section 10.6  No Liability On Account Of Injury To Business, Etc.  Landlord
     ------------  ---------------------------------------------------
shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant or resulting in any way from damage from fire or other casualty or the repair thereof and Tenant understands and agrees that Landlord shall in no event be responsible for the repair or replacement of any furniture or furnishings or any fixtures or equipment removable by Tenant under the provisions of this Lease. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's expense. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to the Premises and any alterations or improvements thereto. Upon any expiration or earlier termination of this Lease, any insurance proceeds not theretofore applied to the cost of restoration shall be paid to Landlord.
Tenant acknowledges that the fire and extended coverage insurance carried by Landlord shall not extend to Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant and that Tenant shall be responsible for carrying all risk insurance on all such personal property, trade fixtures, floor coverings, furniture and other property removable by it.

                                   SECTION 11
                                   ----------

                                    Default
                                    -------

     Section 11.1  Events of Default. If any of the following events ("Event or
     ------------  -----------------
Events of Default"):

    (a) Tenant shall default in the performance of any of its obligations to pay the Annual Fixed Rent, Additional Rent or any other sum payable hereunder and if such default shall continue for five (5) days after notice thereof;

    (b) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity;

    (c) If any assignment for the benefit of creditors shall be made by Tenant;

    (d) If Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant;

    (e) If a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged within thirty (30) days thereafter (or within such shorter period within which the same must be discharged under the terms of any first mortgage on the Premises);

    (f) If a petition is filed by Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect; or

    (g) If an involuntary petition under any of the provisions of said Bankrupt cy Code is filed against Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter,

then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived. Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

     Section 11.2  Remedies.
     ------------  --------

     (a) In the event of any termination under any of the provisions in Section 11.1, as additional and cumulative obligations after any such termination, Tenant shall also pay punctually to Landlord as current charges all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     (b) At any time after this Lease is terminated under any of the provisions contained in this Section 11, whether or not Landlord shall have collected any current damages under Section 11.1(a), as liquidated final damages and in lieu of all such current damages under Section 11.1(a) beyond the date of any demand under this Section 11.2(b) by Landlord, Tenant shall pay to Landlord, upon demand, an amount equal to the present value (using a discount rate of 11%) of the excess, if any, of the total Annual Fixed Rent, Additional Rent and other sums which would be payable under this Lease from the date of such demand (assuming that, for purposes of this paragraph, annual payments by Tenant on account of taxes, insurance premiums, Park Common Expenses and expenses under Section 8.2 would be the same as the payments required in the immediately preceding twelve (12) month period) for what would be the then unexpired term of the Lease if the same had remained in effect, over the fair market rental value of the Premises for the same period. In calculating the amount to be paid by Tenant pursuant to this Section 11.2(b), Tenant shall be credited with any rental payments made by Tenant allocable to the period after the date of demand made by Landlord under this Section 11.2(b) but such credit shall be allowed only after all sums due under this Lease for the period prior to such demand have been paid in full.

          Landlord agrees that following any termination of this Lease under this Section 11, it will use good faith efforts to re-let the Premises.

     Section 11.3  Remedies Cumulative. Except as otherwise expressly provided
     ------------  -------------------
herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

     Section 11.4  Landlord's Right to Cure Defaults. At any time following
     ------------  ---------------------------------
thirty (30) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Tenant under this Lease, and whenever Landlord so elects, all reasonable costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as additional rent on demand, together with interest thereon at the rate provided in Section 11.7 from the date of payment by Landlord to the date of payment by Tenant.

     Section 11.5  Effect of Waivers of Default. Any consent or permission by
     ------------  ----------------------------
Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit the same or similar acts or omissions except as to the specific instance. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or of any of Landlord's remedies on account thereof, including its right of termination for such default.

     Section 11.6  No Accord and Satisfaction. No acceptance by Landlord of a
     ------------  --------------------------
lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due. Any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy under this Lease or otherwise.

     Section 11.7  Interest on Overdue Sums. If Tenant fails to pay Annual Fixed
     ------------  ------------------------
Rent, Additional Rent or any other sum payable by Tenant to Landlord by the due date thereof (i.e., the due date disregarding any requirement of notice from Landlord or an period of grace allowed to Tenant), the amount so unpaid shall bear interest at a variable rate (the "Delinquency Rate") equal to five percent (5%) in excess of the base rate (prime rate) of The First National Bank of Boston from time to time in effect commencing with the due date and continuing through the day on which payment of such delinquent payment with interest thereon is paid. If such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law.

     Section 11.8  Tenant's Right to Cure Defaults.  If (a) Landlord should
     ------------  --------------------------------
default in performing or complying with any of its obligations under Section 8 of this Lease entitled "Landlord Covenants" or Sections 6.2(a) or (b), (b) as a result thereof, Tenant's use and enjoyment of the Premises is materially adversely affected thereby and (c) within thirty (30) days after receipt of notice of such default, Landlord fails to remedy such default or if such default reasonably requires more than 30 days to cure, Landlord fails to promptly commence such cure and thereafter, fails to diligently pursue the curing of such default to completion, Tenant shall, during and so long as Landlord's failure to commence or continue to cure such default is continuing, have the right to perform such work as is reasonably necessary to cure such default on Landlord's behalf and Landlord shall, within ten (10) days after demand, reimburse Tenant for the cost of performing such work together with interest thereon at the rate provided in Section 11.7. If Landlord should fail to reimburse Tenant for the cost referred to herein within ten (10) days after written demand therefor and such failure continues for more than ten (10) days after receipt of notice thereof, Tenant shall have the further right to offset and deduct any such costs and interest against annual fixed rent and other charges payable by Tenant under this Lease provided, further, however, that if Landlord has disputed the existence of any such default or the need for any such action on the part of Tenant hereunder or the amount claimed due by Tenant hereunder (collectively "Section 11.8 Disputes"), then, and in any such event, Tenant may only offset and deduct the amounts not in dispute. Either Landlord or Tenant shall have the right to refer Section 11.8 Disputes to arbitration in accordance herewith; provided, however, that the party so desiring arbitration gives written notice thereof to the other party within five (5) days after knowledge of the dispute and proceeds to file an arbitration proceeding within fifteen (15) days after the giving of such notice. Any such arbitration shall be conducted by the American Arbitration Association sitting in Boston, Massachusetts and shall be conducted in accordance with the rules in obtaining of the American Arbitration Association. The judgment upon any arbitration decision rendered hereunder may be entered by any court having jurisdiction thereof and shall be binding and conclusive upon the parties. Upon receipt of a final non-appealable judgment (or decision in arbitration) in favor of Tenant with respect to any disputed amounts, Tenant may then also offset and deduct the amount set forth in such final non-appealable judgment which is awarded to Tenant if, within ten
(10) days after written notice thereof, Landlord fails to make payment thereof. Notwithstanding the foregoing to the contrary, in no event may Tenant (a) offset or deduct an amount in excess of $50,000.00 during any consecutive twelve (12) month period, (b) no offset or deduction right afforded Tenant hereunder shall be effective as against the holder of any first mortgage from time to time on the Property and (c) the holder of any first mortgage which acquires directly (or through an affiliated entity) the Property as a result of foreclosure of its mortgage (including foreclosure by power of sale) or by deed in lieu of foreclosure, shall not have any obligation to Landlord for any unpaid sums under this Section 11.8.


                                   SECTION 12
                                   ----------

                                   Mortgages
                                   ---------

     Section 12.1  Rights of Mortgage Holders. No Annual Fixed Rent, Additional
     ------------  --------------------------
Rent or any other charge shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

     In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (a) until it shall have given notice, in the manner provided in Section 13.1, of such act or omission to the holder of any mortgage encumbering the Premises whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, provided that following the giving of such notice, Landlord or such holder shall, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be rendered.

     In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Premises, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

     Section 12.2  Superiority of Lease: Option to Subordinate. Unless Landlord
     ------------  -------------------------------------------
exercises the option set forth below in this Section 12.2, this Lease shall be superior to and shall not be subordinate to any mortgage on the Premises. Landlord shall have the option to subordinate this Lease to any mortgage of the Premises provided that the holder of record thereof enters into an agreement with Tenant, in such holder's customary form, by the terms of which such holder will agree to (a) recognize the rights of Tenant under this Lease, (b) perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title and (c) accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the Premises at any foreclosure sale. Tenant agrees to execute and deliver any such customary form of agreement required by the holder of any mortgage on the Premises and any other reasonable instruments necessary to carry out the agreements contained in this Section 12.2.


                                   SECTION 13
                                   ----------

                            Miscellaneous Provisions
                            ------------------------

     Section 13.1  Notices from One Party to the Other. All notices required or
     ------------  -----------------------------------
permitted hereunder shall be in writing and addressed, if to Tenant, at the Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when delivered or tendered for delivery at such address.

     Section 13.2  Quiet Enjoyment. Landlord agrees that upon Tenant's paying
     ------------  ---------------
the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

     Section 13.3  Lease Not to be Recorded; Notice of Lease. Tenant agrees that
     ------------  -----------------------------------------
it will not record this Lease. If the term of this Lease, including options, exceeds seven years, Landlord and Tenant agree that, on the request of either, they will enter and record a notice of lease in form reasonably acceptable to Landlord.

     Section 13.4  Bind and Inure; Limitation of Landlord's Liability. The
     ------------  --------------------------------------------------
obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord.

No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

     Section 13.5  Acts of God. In any case where either party hereto is
     ------------  -----------
required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, strikes, work stoppages, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay. The provisions of this Section 13.5 shall not apply to payment of Annual Fixed Rent, Additional Rent or other sums and charges payable by Tenant or Landlord under this Lease.

     Section 13.6  Landlord's Default. Landlord shall not be deemed to be in
     ------------  ------------------
default in the performance of any of its obligations hereunder unless (a) in the case of a failure by Landlord to pay Tenant any sum due Tenant under this Lease, such failure shall continue for more than five (5) days after written notice from Tenant to Landlord specifying such default and (b) in the case of any other failure to perform obligations of Landlord under this Lease, it shall fail to perform such other obligations, such failure has not been remedied within thirty
(30) days after notice from Tenant to Landlord specifying such default or if such default reasonably requires more than 30 days to cure, Landlord fails to promptly commence such cure and thereafter fails to diligently pursue such cure to completion. Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder, except as otherwise expressly provided in Section 11.8 hereof.

     Section 13.7  Brokerage. Tenant warrant and represent to Landlord that it
     ------------  ---------
has had no dealings with any broker or agent in connection with this Lease except for Fallon, Hines & O'Connor (the "Broker") and covenants to defend with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom Tenant has had dealings with, except for the Broker. Landlord warrants and represents to Tenant that it has had no dealings with any broker or agent in connection with this Lease except for the Broker and covenants to defend with counsel approved by Tenant, hold harmless and indemnify Tenant from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom Landlord has had dealings with. Landlord shall be solely responsible for payment of any leasing commission due Broker for the leasing of the Premises. Landlord's obligation with respect to any commission payable in connection with the exercise by Tenant of its rights under Section 14 of this Lease are set forth (or are to be set forth) in a separate written agreement between the Broker and Landlord, such agreement shall be separate, apart and independent of this Lease.

     Section 13.8  Miscellaneous. This Lease shall be governed by and construed
     ------------  -------------
in accordance with the laws of the Commonwealth of Massachusetts. There are no prior oral or written agreements between Landlord and Tenant affecting this Lease.

     Section 13.9  Financial Statements. Throughout the term of this Lease,
     ------------  --------------------
Tenant shall deliver to Landlord audited current financial statements of Tenant within ninety (90) days of the close of each fiscal year of Tenant and also within forty five (45) days of the close of each quarterly fiscal period, with current unaudited financial statements, including, in each case, a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

     Section 13.10  Easements, Changes to Lot Lines; Reciprocal Easement.
     -------------  ----------------------------------------------------
Landlord reserves the right, from time to time, to (i) grant or relocate easements affecting the Lot or Building or Premises and to change or alter existing boundaries of the Lot for purposes of developing and using other properties owned by Landlord or affiliates thereof, so long as such easements or such changes or alterations to existing boundaries of the Lot do not unreasonably interfere with or unreasonably affect Tenant's use of the Premises, and (ii) to enter upon the Lot and Premises at reasonable times for purposes of constructing and maintaining any signs, sprinkler lines, pipes, wires and other facilities serving the Premises or any such other property. Landlord agrees to use good faith efforts to minimize interference with Tenant's use of the Premises in connection with the exercise of rights under Section 13.10(ii). If Landlord grants any easement after the date of this Lease (exclusive of the Cross Easement and the Park Covenants), then Tenant shall not be responsible for any taxes and assessments which are separately assessed for the easement areas or related improvements thereunder except to the extent that such future easement is for the benefit of the Premises. This Lease shall be subject and subordinate to the Cross Easement and the Park Covenants whenever the same are granted and recorded.

     Section 13.11  Security Deposit.
     -------------  ----------------

          (a) Concurrently with execution of this Lease, Tenant shall deposit the Security Deposit with the Escrow Agent hereinafter specified as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Annual Fixed Rent, Additional Rent or any sums payable by Tenant under Section 3, Landlord may, subject to Section 13.11(c) hereof, use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Annual Fixed Rent and Additional Rent, any sums payable by Tenant under Section 3 of the Lease or any other sum or charge due from Tenant under this Lease. If Landlord applies any part of said Security Deposit to cure any default of Tenant, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full amount of the original Security Deposit on hand at all times during the Term of this Lease. The Security Deposit will, if such holder is willing to act as escrow agent hereunder, be deposited with any holder of a first mortgage on the Premises and may be pledged to such first mortgagee by

Landlord in connection with such first mortgage, and such first mortgagee shall have the right to draw upon the Security Deposit in accordance with the provisions of this Section 13.11. If the first mortgage holder is not a bank or trust company, a savings bank, a savings and loan association, an insurance company, a college or university, a pension or retirement fund, a credit company, a real estate investment trust or company, a so-called securitization lender or other institutional lender (collectively an "Institutional Lender") or if the first mortgage holder is an Institutional Lender but does not agree to hold the Security Deposit, the Security Deposit will be deposited in an interest-bearing account with another Institutional Lender selected by Landlord or another escrow agent mutually approved by Landlord and Tenant. If Tenant so requests and the holder of the first mortgage on the Premises (or the other Escrow Agent which holds the Security Deposit) so agrees, the Security Deposit will be invested in so-called certificates of deposit having such maturity dates as Landlord, Tenant, the holder of such first mortgage or other Escrow Agent may approve, but until such approval is obtained, the Security Deposit shall be placed in an interest bearing account. So long as no Event of Default for non payment of Annual Fixed Rent, Additional Rent or other sums or charges due from Tenant under this Lease has occurred under this Lease and is continuing, interest (and other earnings, if any) earned in the Security Deposit will be disbursed to Tenant quarterly in arrears during each Lease Year but, upon the curing of any such Event of Default and provided the Lease has not been terminated and any sum drawn against the Security Deposit has been restored, then payments of interest or other earnings on such Security Deposit shall be resumed subject to all other provisions of this Section 13.11(a). Landlord shall have no risk liability or responsibility with respect to the adequacy or safety of any investment of the Security Deposit nor the investment results with respect thereto nor for the acts, omissions, insolvency or failure of any Escrow Agent or first mortgagee which holds or invests such Security Deposit. In no event shall Tenant ever be entitled to interest or other earnings on any portion of the Security Deposit which Landlord has drawn down or as to which Landlord has given notice to the Escrow Agent to pay Landlord (provided, in this latter case, such payment is ultimately made). The Institutional Lender or other escrow agent which holds the Security Deposit pursuant hereto is hereinafter called the "Escrow Agent".

          (b) On the date (the "Security Deposit Reduction Date") which is the first day of the ninth (9th) Year of the Original Term of this Lease, the Security Deposit plus all accrued and undisbursed interest, less all sums drawn against the Security Deposit in accordance with this Lease shall be reduced shall be refunded to Tenant, provided that each of the following conditions (the "Security Deposit Reduction Conditions") shall have first been satisfied both as of the Security Deposit Reduction Date and as of all time periods after the Security Deposit Reduction Date through the Date when each of the Security Deposit Reduction Conditions shall have been satisfied: (i) No Event of Default with respect to Annual Rent, Additional Rent or other sums or charges payable under this Lease shall have occurred and be continuing, and (ii) Tenant shall make a written request for a refund the Escrow Agent shall refund the Security Deposit to Tenant. The Escrow Agent will refund the portion of the Security Deposit which is refundable to Tenant under Section 13.11 (b) within thirty (30) days after satisfaction of each of the Security Deposit Conditions applicable thereto. Termination of this Lease in connection with an Event of Default shall terminate all right of Tenant to a reduction in the amount of the Security Deposit hereunder and all rights to any refund of such Security Deposit under this Section 13.11(b).

          (c) Prior to using or applying the Security Deposit on account of a Tenant's Default under this Section 13.11, Landlord shall give Tenant written notice (the "Draw Notice") of its intention to draw upon the Security Deposit in connection with such default. Tenant shall have ten (10) days after the giving of such Draw Notice within which to notify Landlord and Escrow Agent in writing that it disputes Landlord's right to draw upon the Security Deposit as set forth in Landlord's notice and setting forth the basis for such dispute (the "Security Deposit Dispute Notice"). If the Security Deposit Dispute Notice is received by Landlord and Escrow Agent within such ten (10) day period, then Landlord shall not have the right to draw upon the Security Deposit for the purposes set forth in the Draw Notice until the first to occur of (a) Landlord and Tenant have mutually approved such draw in writing, (b) Landlord shall have received either a final non-appealable judgment or final arbitration decision which either authorizes Landlord to make a draw upon the Security Deposit (in which case the draw may be for the amount so authorized) or awards Landlord a money judgment or money decision (in which case Landlord shall have the right to draw the amount of such money judgment or money decision or Landlord is otherwise authorized to proceed against the Security Deposit in which event Landlord shall have the right to proceed against the Security Deposit as so authorized). Landlord shall have the right to, at any time, submit any dispute or claims relating to the Security Deposit to arbitration by written notice to Tenant or commence an action in any court of competent jurisdiction in order to collect amounts from said Security Deposit. Any arbitration under this Section 13.11(c) shall be conducted by the American Arbitration Association sitting in Boston, Massachusetts and shall be conducted in accordance with the rules in obtaining of the American Arbitration Association judgment upon any arbitration decision rendered may be entered by any court having jurisdiction thereof and shall be binding and conclusive upon the parties.

          (d) In the event of a sale or lease of the Property, Landlord shall have the right to transfer its rights in the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit thereafter arising, and Tenant agrees to look solely to the new landlord for the return of said Security Deposit to the extent so transferred, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     Section 13.12  Signage.  Tenant shall not install or affix any signs to the
     -------------  -------
Building or upon the Lot except signs which (a) have been approved by Landlord, which approval will not be unreasonably withheld or delayed, (b) comply with all applicable laws, ordinances, rules and regulations relating thereto, and (c) for which all permits and approvals from all applicable governmental authorities have first been obtained. Tenant shall be responsible for purchase, installation, maintenance, repair, removal and permitting of all signage, all at Tenant's sole cost and expense. Tenant shall not affix any signs to the Building except pursuant to plans and specifications and in accordance with construction procedures first approval by Landlord and Tenant shall be responsible for the cost of repairing any damage to the Building caused by the installation, maintenance or removal of any such signage from the Building. In addition, Tenant shall, promptly after expiration of earlier termination of this Lease, remove all signage from the Building and the Premises. Landlord will install a monument sign at the entrance to the Premises identifying the original Tenant by name and address.

     Section 13.13  Non Disturbance Agreement.  Landlord will obtain a non
     -------------  -------------------------
disturbance agreement in favor of Tenant from the holder of any mortgage on the Property whose mortgage was recorded prior to recording of any notice of lease with respect to this Lease, all on such terms and conditions as are acceptable to the holder of such first mortgage.


                                   SECTION 14
                                   ----------

                        Adjacent Land/Expansion
                        -----------------------
Option
------


     Section 14.1  Option to Purchase.   The parcel of land (the "Option
     ------------  ------------------
Parcel") described on Exhibit A-15 attached hereto (being approximately shown as Lot C on the Plan and the portion of Lot B as shown on the Plan exclusive of the Leasehold Lot) is located adjacent to the Premises and is presently owned by Rose (the "Option Parcel Owner"). The Option Parcel will have the benefit of the Cross Easements in order to, among other things, have ingress and egress over portions of the Entire Leasehold Lot and for construction, maintenance, use and operation of a parking area in the area shown on the Plan as the "Future Parking Area for Lot C". Pursuant to Article 28 of the P&S Agreement, Landlord has obtained an option to purchase ("Landlord's Purchase Option") the Option Parcel from the Option Parcel Owner for a purchase price of $2,100,000.00 with special adjustments to be paid to the Option Parcel Owner thereunder for site improvement costs totaling $316,976.00 (the "Site Adjustment") and for Landfill Closure Expenses of $200,000.00 (the "Landfill Adjustments"). Tenant shall have the right and option (the "Purchase Option") which said right and option shall not be severed from this Lease or be separately assigned, mortgaged or transferred, exercisable only during the Option Period (as said term is hereinafter defined) to purchase the Option Parcel from Landlord, if Landlord is then the owner of the Option Parcel (or if Landlord is not then the owner of the Option Parcel, to purchase Landlord's rights under the Landlord's Purchase Option for the purchase price and upon the terms and conditions hereinafter set forth provided that each of the following conditions precedent shall first have been satisfied, all of which are solely for the benefit of the Landlord, any one or more of which may be waived in writing by Landlord in its sole discretion:

          (a) Tenant shall have given Landlord notice (the "Purchase Option Notice") of Tenant's exercise of such Purchase Option within, and on or before expiration of the Option Period;

          (b) Both at the time of giving the Purchase Option Notice, and at all times after the giving of such Purchase Option Notice up to and including the date of closing of the purchase of the Option Parcel (or Landlord's interest in Landlord's Purchase Option, as the case may be), no Event of Default with respect to Annual Fixed Rent, Additional Rent or other sums or charges payable by Tenant under this Lease and no other material event of default on the part of the Tenant under this Lease, shall have occurred and be continuing;

          (c) The Purchase Option Notice shall be accompanied by payment of a deposit in an amount equal to $100,000.00 (the "Deposit") made payable to Landlord (or at Landlord's option, made payable to the Option Parcel Owner) by certified check;

          (d) At the time of the Purchase Option Notice, and at all times thereafter through the date of any closing contemplated thereunder, Tenant shall not have assigned or transferred any rights under this Lease, the Purchase Option or the Lease Option, except pursuant to an assignment of this Lease together with the Purchase Option, the Lease Option and all rights hereunder to a Permitted Assignee;

          (e) Prior to the exercise of the Purchase Option, Tenant shall have exercised the Lease Option hereinafter set forth and, after good faith, diligent efforts to finalize any material terms of the Option Lease which are incomplete, Landlord and Tenant have been unable to agree in good faith on the incomplete terms of such Option Lease, and such failure shall continue for more than thirty
(30) days after written notice from either party to the other, except that this conditions shall be deemed to be satisfied if, notwithstanding the foregoing, Tenant, in the exercise of its absolute discretion, elects not to lease the Option Parcel from Landlord and so notifies Landlord setting forth the reason therefor.

     If the purchase price under the Landlord's Purchase Option, or the Site Adjustment or the Landfill Adjustments are increased or decreased under the Landlord's Purchase Option, then there shall be a corresponding increase or decrease to the sums payable by Tenant to purchase the Option Parcel so that, in all events, Tenant shall pay $300,000.00 in excess of the actual amount paid by Landlord for the Option Parcel.

     As used herein, the term "Option Period" shall mean the period commencing on the date of this Lease and expiring on December 31, 1997.

     The purchase price for the Option Parcel shall, if Landlord is then the owner of the Option Parcel, be the sum of $2,400,000.00 and, in addition, at closing, Tenant shall pay to Landlord as a Special Adjustment, an amount equal to the Site Adjustment plus the Landfill Adjustment. If at the time of exercise of the Purchase Option or at the time of closing thereof, Landlord is not then the owner of the Option Parcel, the Purchase Price for

Landlord's interest under the Landlord's Purchase Option shall be $300,000.00. The purchase price, the Landfill Adjustment and the Site Adjustment, as applicable, as adjusted by other applicable prorations, shall be paid by certified check or by wire transfer of good federal funds to an account designated by Landlord. At closing, if Landlord is the owner of the Option Parcel, it shall convey all of its right, title and interest in the Option Parcel to Buyer by a duly executed and acknowledged Massachusetts form Quitclaim Deed, subject to the Title Exceptions, the Cross Easement, the Park Covenants and Restrictions and such other claims, encumbrances, restrictions, easements and other defects in title as may exist but free and clear of all mortgages and liens created by the Landlord. If Landlord is not the owner of the Option Parcel, then the purchase price allocable to the assignment of the Landlord's Purchase Option (namely, $300,000.00) shall be paid as follows (and without credit or reduction therefor on account of the Deposit theretofore paid):
$150,000.00 upon delivery by Landlord to Tenant of an assignment of the Landlord's Purchase Option and, the balance, namely, $150,000.00, upon the first to occur of the following: (i) the acquisition of the Option Parcel by Tenant or any affiliate, nominee, designee or assignee of Tenant whether pursuant to the Landlord's Purchase Option or otherwise, (ii) the assignment or transfer of Landlord's Purchase Option by Tenant, its successors or assigns separate and apart from an assignment of this Lease or (iii) the acquisition of the Option Parcel, whether directly or indirectly, by any entity to, or for the benefit of, or for the account of, or for leasing or occupancy by, Tenant, or any affiliate thereof. After assignment to Tenant of Landlord's Purchase Option pursuant hereto, Tenant shall thereafter use diligent good faith efforts to close the acquisition of the Option Parcel pursuant to the terms of Landlord's Purchase Option and shall not, directly or indirectly, do any act, or fail to perform any act, for the purpose of avoiding its obligation to pay Landlord the balance of the $300,000.00 Purchase Price due Landlord hereunder. If Landlord has not theretofore paid the Deposit to the owner of the Option Parcel, then Landlord shall, upon request of Tenant, pay over the Deposit to the Option Parcel Owner in accordance with Landlord's Purchase Option.

     If Landlord is not then the owner of the Option Parcel, the closing date with respect to the assignment of Landlord's Purchase Option shall be a date which is within seven (7) days after the giving of the Purchase Option Notice and, on such date, Landlord shall transfer and assign to Tenant its interest in Landlord's Purchase Option upon payment of the first $150,000.00 of the $300,000.00 purchase price allocable thereto under the terms hereof with the balance of the purchase price to be payable as provided in the immediately preceding paragraph. If Landlord is the owner of the Option Parcel, then the closing date shall be a date mutually acceptable to Tenant and Landlord but not later than forty five (45) days after the date of giving the Purchase Option Notice. If Tenant exercises the Purchase Option and Landlord is the owner of the Option Parcel, Tenant shall have a period of thirty (30) days after the giving of a Purchase Option Notice within which to examine and either approve or disapprove title to the Option Parcel except that Tenant does hereby approve the Title Exceptions, Cross Easement and the Park Covenants (the Title Exceptions, the Park Covenants, the Cross Easements, and any other matters of title which are approved by, or not objected to by, Tenant within the Title Approval Period are hereinafter collectively called the "Option Parcel Permitted Title Exceptions"). If, within such thirty (30) day period, Tenant objects to any title defects (exclusive of the Title Exceptions, Cross

Easement and Park Covenants, all of which Tenant hereby approves), Tenant shall give Landlord written notice thereof and Landlord shall have fifteen (15) days after receipt of such notice within which to elect to cure any such new title objections. Failure to give such notice shall constitute approval by Tenant of all matters of title existing as of the end of such thirty (30) day period. Landlord will, at closing of the sale of the Option Parcel, discharge, or make customary arrangements for the discharge after closing, of any mortgage placed on the Property by Landlord and will bond off or discharge any lien, securing a liquidated amount filed against the Option Parcel after acquisition thereof by Landlord as a result of the action of Landlord or the fault of Landlord. Landlord will also expend up to $50,000.00 in the aggregate to cure any title defect which first arises after the date of the Purchase Option Notice. Except as expressly provided herein, Landlord will have no obligation to cure or expend any money to cure any other title defects to which Tenant may object. If Landlord does not elect to cure any title defect which it is not otherwise obligated to cure hereunder, or, after electing to cure the same, is unable to do so, Tenant shall have the right, exercisable within ten (10) days after receipt of notice by Landlord of such election, either to proceed with the closing contemplated by the Purchase Option without adjustment or reduction in the purchase price on account thereof. If Tenant elects to proceed with the closing, Tenant shall accept the Option Parcel in an "as is" condition and the Landlord, if it is then the owner of the Option Parcel shall convey the Option Parcel to Tenant subject to the Option Parcel Permitted Exceptions and such other title defects as existed on the date of the Purchase Option Notice or which are otherwise approved by Tenant free and clear of all mortgage encumbering the Option Parcel created by Landlord and free of all liens and title defects which Landlord is obligated to remove pursuant to this paragraph; except that if Seller does not cure any title defects which it is obligated to cure hereunder, Buyer shall have the right, but not the obligation, to reduce the purchase price by the amount expended by Buyer to cure such title defects (which Landlord is otherwise obligated to cure) provided that such reduction shall not exceed (a) $50,000.00 less (b) all sums expended by Seller in connection with attempting to cure such title defects. If Landlord is the owner of the Option Parcel, taxes will be prorated in accordance with normal custom and Landlord will be responsible for all Massachusetts deed stamp taxes and transfer taxes. At closing, Tenant shall release Landlord from all loss, costs, damages, fines, penalties, liabilities and other claims (collectively "Claims") arising out of, or related to, the discharge, existence or release of hazardous substances onto, under or from the Option Parcel which exist, or are threatened, as of the date of the Purchase Option Notice whether known or unknown, and including, without limitation, all Claims relating, in any way, to the Phase 2 Landfill Closure Work as it relates to the Option Parcel, the Phase 3 Landfill Closure Work and the fact that a portion of the Option Parcel was a former landfill of the Town of Framingham.

     If Landlord is not then the owner of the Option Parcel, then Landlord shall not be responsible for any title matters, transfer taxes, deed stamp taxes or other matters and the Landlord shall be responsible merely to either assign its rights as purchaser under the Landlord's Purchase Option to Tenant or to designate and nominate Tenant as the buyer thereunder. In no event shall Landlord have any responsibility, liability or obligation to Tenant on account of any failure of the Option Parcel Owner to comply with the Landlord's

Purchase Option or to convey the Purchase Option Parcel to Tenant in accordance with this Agreement.

     Section 14.2  Lease Option
     ------------  ------------

          14.2.1  Definitions:

          "Coverage Ratio" shall mean the ratio of annual net operating income to annual debt service required by Lender under the first permanent loan obtained for the Project by Landlord in connection with the underwriting of such first permanent loan and the establishment of the loan amount thereunder. If no such mortgage commitment has been obtained, then the Coverage Ratio shall be an amount as established by Landlord based upon Landlord's estimate of the Coverage Ratio which will be required by its first permanent lender and such Coverage Ratio will be adjusted to the actual coverage ratio used by the lender for the first permanent mortgage obtained by Landlord for the Project.

          "Financing Constant" shall mean the annual constant percentage applicable to the monthly payments of principal and interest on the first permanent mortgage obtained by Landlord in connection with the Project (based on a level monthly payment of principal and interest which will completely amortize principal over a twenty five (25) year period without a final balloon payment) but, if Landlord has not obtained such a mortgage commitment or such an annual constant percentage is not specified in such mortgage commitment, then Landlord shall have the right to establish a constant percentage based upon Landlord's estimate of the annual constant percentage which will be available under permanent financing when first obtained by Landlord for the Project and such estimated constant shall be adjusted to the actual constant percentage in Landlord's first permanent mortgage.

For purposes of determining the Financing Constant and Coverage Ratio hereunder, the "first permanent mortgage" shall mean the first mortgage loan obtained and closed by Landlord with respect to the Project which is a term equal to or in excess of five (5) years.

          "Governmental Approvals" shall mean all permits and other approvals, authorizations and consents required in order to construct, use and operate the Project for its intended uses and to connect the same to all sewers, drains and other utilities required by Landlord for the Project under all applicable governmental laws.

          "Governmental Authorities" shall mean all federal, state, county, municipal and local governments and all departments, commissions, boards, bureaus and offices thereof having or claiming jurisdiction over the Option Parcel or the Project.

          "Lot Value" shall mean the lesser of (a) $2,100,000.00 plus the Landfill Adjustment and the Site Adjustment or (b) the actual purchase price paid for the Option Parcel by Landlord inclusive of the Landfill Adjustment and the Site Adjustment (before reduction for pro rations and adjustments).

          "Option Lease Rent" shall mean the amount obtained by multiplying the Rent Percentage Factor (as hereinafter defined) by the Total Project Cost.

          "Project" shall mean an approximately 100,000 square foot multi-story office building to be located on the Option Parcel together with mutually agreed upon number of parking spaces.

          "Rent Percentage Factor" shall mean the Financing Constant multiplied by the Coverage Ratio.

          "Total Project Costs" shall mean all hard and reasonable soft costs and expenses incurred or paid by Landlord (or any affiliate of Landlord) in connection with the acquisition of the Option Parcel and the planning, design, development, engineering, permitting and construction of the Project and all appurtenant onsite and offsite improvements related thereto together with all so-called "Landfill Closure Costs" related thereto including, without limitation, the following: (i) the Lot Value, (ii) all earth work, site work, grading, paving, curbing, driveways, walkways, parking areas, landscaping and lot improvement work related to the Project; (iii) all architectural, consulting, space planning and engineering costs, attributable to the Project (including, without limitation, outside inspection service costs and outside construction consultants costs); (iv) the cost of construction materials, labor and permits related to the construction of the Project and the cost of all bonds related thereto; (v) all title insurance premiums, survey costs, sewer extension costs, engineering fees and the like related to the Option Parcel or the Project including, without limitation, all owners and lenders title insurance and survey costs; (vi) all costs of extending utilities to the Project and all costs of all drainage systems for the Project; (vii) all subdivision costs, zoning costs, traffic study costs, model costs, site plan approval costs, sign costs and other Governmental Approval costs and the like allocable to the Project including, without limitation, all impact fees, linkage fees and all contributions or payments, voluntary or involuntary, made by Landlord or any affiliate of Landlord in connection therewith; (viii) all costs and expenses incurred in connection with obtaining of construction and permanent financing for the Project including, without limitation, title insurance premiums, appraisal fees, commitment fees, points, extension fees, mortgage brokerage fees and the like;
(ix) all costs and expenses incurred in connection with obtaining all insurance, bonds, building permits, sewer permits, utility permits, hookup fees, site plan approval fees, other permits or Governmental Approvals and fees and services related thereto or to the acquisition, development and construction of the Project and improvements and utilities related thereto; (x) all cost and expenses (including recording costs) payable in connection with the recording or granting of any mortgages to any acquisition, construction or permanent lenders related to the Project; (xi) all attorneys' fees, including both the Landlord's and any lender's attorneys' fees relating to: acquisition of the Option Parcel, negotiation or obtaining of the Landlord's Purchase Option, closing of the acquisition, construction and first permanent loan, subdivision and site plan approvals and all other Governmental Approvals, negotiation of all architectural, construction and site work contracts and the like in connection with the project, completion of the Option Lease and all other attorneys' fees incurred in connection with the Project or the Option Lease,

(xii) all interest which accrues or is paid under any construction loan for (or allocable to) the Project and/or the Total Project Cost through the commencement date of the Option Lease, (xiii) all real estate taxes and other reasonable carrying charges allocable to the Project from the date of acquisition of the Option Parcel by Landlord or any affiliate thereof through the commencement date under the Option Lease including, without limitation, all assessments and changes under any Park Covenants and the Cross Easement, (xiv) imputed interest at eleven (11%) percent per annum on the Lot Value and all sums invested in or expended in connection with the Project by Landlord from the date hereof through and including the commencement date under the Option Lease, (xv) all costs of Project accounting and tax services, fees of accountants related to construction of the Project, reasonable travel and entertainment expenses and other miscellaneous costs related thereto, (xvi) a lease commission related to the Option Lease equal to $4.25 per square foot of building under the Option Lease,
(xvii) a development fee in an amount equal to three (3%) percent of Total Project Costs, (xviii) all moving costs, tenant inducements, holdover payments and other payments which may be payable by Landlord to Tenant under the Option Lease ("Tenant Inducements") (but nothing contained herein shall imply any obligation on Landlord's part to offer or agree to any Tenant Inducements), and
(xix) other reasonable costs and expenses incurred or paid by Landlord related to the acquisition of the Option Parcel or the development, permitting or construction of the Project; except for purposes of computing Total Project Costs, Landlord's contractor's overhead and profit shall not exceed eight (8%) percent of the Cost of Work (as said term is defined generally in AIA Document A-111, Standard Form of Agreement between Owner and Contractor where the basis of payment is the Cost Of The Work Plus A Fee, 1978 Edition - April 1978 ("AIA 111") and the general contractor's fee will not exceed five (5%) of the Cost of the Work as so defined generally in AIA 111.

     14.2.2  Option Exercise.  Tenant shall have the right and option (the
     ------  ---------------
"Lease Option") which said right shall not be severed from this Lease or separately assigned, mortgaged or transferred, exercisable only during the Option Period to lease the Project for the rent and upon the terms and conditions hereinafter set forth provided that each of the following conditions precedent shall first have been satisfied (all of which conditions are solely for the benefit of Landlord), any one or more of which may be waived in writing by Landlord:

          (a) Tenant shall give Landlord notice (the "Lease Option Lease") of Tenant's exercise of such Lease Option on or before expiration of the Option Period;

          (b) At the time of giving the Lease Option Notice, and at all times after the giving of such Lease Option Notice, through the date of execution of the Option Lease, there shall exist no Event of Default on the part of Tenant with respect to payment of Annual Fixed Rent, Additional Rent or other sums or charges under this Lease nor shall there exist any other material event of default under this Lease;

          (c) none of the events described in Section 11.1(c) through and including 11.(g)shall have occurred or be threatened;

          (d) Landlord shall be satisfied that Tenant has the financial capacity and credit to perform all of its obligations under this Lease and the Option Lease and this condition shall be deemed satisfied so long as Tenant has a net worth and liquidity determined in accordance with generally accepted accounting principles, consistently applied, equal to eighty five (85%) percent of Tenant's net worth and liquidity so computed as of the date hereof;

          (e) At the time of giving the Lease Option Notice and at all times thereafter through the date of execution of the Option Lease, Tenant shall not have assigned or transferred any rights under this Lease, the Purchase Option or this Lease Option except for an assignment of this Lease together with this Lease Option to a Permitted Assignee.

If Tenant shall fail to properly exercise this Option within the Lease Option Period, strictly in accordance with the terms of this Section 14.2, time being of the essence, the Lease Option and all the terms and provisions of Sections
14.1 and 14.2 shall be void and of no further force or effect.

     14.2.3  The rent, terms and all other provisions and agreements applicable
     ------
to the Project which Tenant leases by virtue of the exercise of the Lease Option shall be as substantially set forth in the lease in which this Lease Option appears (i.e. this Lease) but with the following changes and additions:

          (a) The Premises shall be the Option Parcel together with the Project to be built thereon and together with the appurtenant rights under the Cross Easement applicable to Lot C.

          (b) The Building shall be the building containing 100,000 square feet as more particularly described in plans and specifications to be prepared by Landlord and approved by Tenant, which approval will not be unreasonably withheld or delayed by Tenant.

          (c) The Annual Fixed Rent per annum shall be the Option Lease Rent and shall be subject to periodic increases as required by Landlord.

          (d) The Fee Lot will be the Option Parcel and the Leasehold Lot will be the Future Parking Area for Lot C, although the rights of the owner of Lot C therein will be easement rights only.

          (e) The Landlord may be an affiliate of the Landlord under this Lease;

          (f) The Original Term of the Option Lease will be for a period of fifteen (15) years and commence upon substantial completion of the Project and the original term of this Lease will be extended by Amendment to this Lease so as to be coterminous with the original term of the Option Lease with the rent for such specially extended period of this Lease to be one hundred (100%) percent of the Market Rent for such space as of the applicable date of such special extension determined generally as set forth in
Section 4.2 of this Lease, but, in no event, less than the Annual Fixed Rent for the twelve (12) month period immediately preceding such special extension period.
          (g) The Permit Date will be as mutually established by Landlord.

          (h) The Security Deposit shall be an amount as mutually established by Landlord and Tenant.

          (i) The Estimated Term Commencement Date shall be subject to mutual approval of Landlord and Tenant.

          (j) The Plan will be a site plan for the Option Parcel and the Project.

          (k) The Title Exceptions will reflect any new title exceptions agreed to by the parties in addition to the Option Parcel Permitted Title Exceptions.

          (l) Exhibit A-4 will be revised to take into account the plans and specifications for the Project as agreed upon by Landlord and Tenant but Tenant agrees that it will approve plans and specifications which are consistent with the plans and specifications for the Building under the Lease and will not unreasonably withheld or delay its consent to any changes in the plans and specifications.

          (m) There will be no Landfill Landscape Plan and the price under the construction contract for Landlord's T.I. Work will be subject to the mutual agreement of Landlord and Tenant.

          (n) All matters included in Section 3 will be subject to mutual agreement between the parties and Landlord's obligations thereunder will be conditional upon obtaining all Governmental Approvals and financing satisfactory to Landlord except that the form of Guaranteed Maximum Price contract, and the general pricing mechanism, for any tenant improvement performed by Landlord will generally follow Article 3 with the fee structure being the same as set forth in the T.I. Construction Contract attached to this Lease.

          (o) Section 5.1 will be modified to take into account taxes payable with respect to the Future Parking Area for Lot C as well as ingress and egress therefor and the Option Lease and under the Cross Easement or otherwise.

          (p) The Lot's Allocable Share shall be modified as required by Landlord to reflect the Option Parcel's Allocable Share under the Park Covenants and Section 7.4 will not apply.

          (q) A default by Tenant under the Option Lease shall be a default under this Lease and a default under this Lease shall be a default under the Option Lease and this Lease shall be so amended to reflect the same.

          (r) Section 13.11 may be amended depending upon the amount and agreements with respect to the Security Deposit.

          (s) Section 14 of the Lease will not be included in the Option Lease.

          (t) There will be no Section 15 under the Option Lease.

          (u) Section 17 will be modified to take into account that the Tenant's rights under the Option Lease in and to the Future Parking Area for Lot C and related means of ingress and egress are created under the Cross Easement which, in turn, is subject to the Ground Lease.

Landlord and Tenant shall promptly, after the date of giving a Lease Option Notice by Tenant, use good faith, diligent efforts to, as promptly as reasonably possible, attempt to finalize, execute and deliver the Option Lease and any necessary amendments to this Lease consistent with the foregoing. It is expressly understood and agreed that Landlord's obligations under Section 3 of the Option Lease to construct the Project will be subject to obtaining all necessary Governmental Approvals and to obtaining financing satisfactory to Landlord, all as required by Landlord and that Landlord may develop and lease the Option Parcel through an affiliated entity. The Option Lease will also provide that if, for any reason whatsoever, the Landlord is unable to obtain all Governmental Approvals or satisfactory financing by a date to be agreed upon by Landlord and Tenant, then Landlord and Tenant shall each have the right to terminate the Option Lease by notice to Tenant. The parties also agree that other changes and modifications in the Option Lease may be required as may be reasonably appropriate but that the parties agree that except as otherwise provided herein, the Option Lease shall be substantially on the same terms and conditions as this Lease.

     14.2.3  If Landlord and Tenant are unable to agree on any of  the
     ------
incomplete terms of the Option Lease after using their good faith diligent efforts to do so, Tenant's sole remedy and claim on account thereof shall be to exercise the Purchase Option set forth in Section 14.1 hereof. If Tenant exercises the Lease Option within the applicable Option Period, Landlord and Tenant shall promptly meet to review the size and type of the building to be located on the Option Parcel and the feasibility thereof but, in no event shall Tenant be able to exercise the Lease Option for a building other than a 100,000 square foot building unless Landlord and Tenant otherwise agree. If Tenant and Landlord do not come to final agreement on the incomplete terms of the Option Lease within forty five (45) days of the exercise of the Lease Option by Tenant or fail to execute a final Option Lease within sixty (60) days after the giving of a Lease Option Notice, then either Landlord or Tenant may terminate and cancel this Lease Option and all rights of Tenant hereunder by written notice to the other setting forth the incomplete matters which have not been agreed to and stating their proposed resolution of such incomplete matters and if the other party does not agree to such proposed resolutions within seven (7) days after receipt of such notice and execute a final lease within five (5) days thereafter, in which event, all rights of Tenant to cause the Landlord to construct the building on the Option Parcel and to lease it to Tenant shall cease and terminate. Such right of termination shall be the sole remedy of either Landlord or Tenant if an Option Lease is not finally agreed to by the parties.

     14.2.4 If and when Landlord and Tenant execute and deliver a final Option Lease, then Landlord will diligently and in good faith cooperate with Tenant to exercise the Landlord's Purchase Option.

Exercise of the Purchase Option or Lease Option shall terminate all First Opportunity Rights of Tenant under this Section 14.

     Section 14.3  Right of First Opportunity to Purchase or Lease.  If Tenant
     ------------  -----------------------------------------------
does not exercise its Purchase Option or Lease Option, as set forth in Sections
14.1 or 14.2 above and if prior thereto or during the First Opportunity Period, Landlord acquires fee title to the Option Parcel, then Landlord will not, during the period January 1, 1998 through December 31, 1999 (the "First Opportunity Period") develop the Option Parcel for lease to another user or sell the Option Parcel to a third party (provided, however, that any affiliate of Seller shall not be considered a third party for purposes hereof, but, in such case, the provisions of this Section 14.3 shall apply to such affiliates) without first complying with the following (the "First Opportunity Rights"):

     (a) During the First Opportunity Period, the Landlord will not lease the Option Parcel or any building to be located thereon until (i) it first notifies Tenant of its intent to develop a building on the Option Parcel for lease by a third party and setting forth the basic business terms and conditions upon which it would be willing to lease such building to Tenant (a "Lease Offer"); and

     (b) During the First Opportunity Period, the Landlord will not sell the Option Parcel to a third party unless it first gives Tenant notice of its intention to sell or attempt to sell the Option Parcel and setting forth terms and conditions upon which it would be willing to sell (a "Sale Offer") the Option Parcel to Tenant; and

     (c) Tenant will have twenty one (21) days after receipt of a Lease Offer or a Sale Offer within which to accept any such Lease Offer or Sale Offer. Failure of Tenant to accept any such Lease Offer or Sale Offer within such twenty one
(21) day period shall constitute and be deemed a rejection of such Lease Offer or Sale Offer . If Tenant accepts such Lease Offer or Sale Offer within such twenty (21) day period, then the Option Parcel Owner and Tenant shall attempt to enter into a final lease and/or purchase agreement (as the case may be) within thirty (30) days after Tenant's acceptance of the Lease Offer or Sale Offer, as the case may be. If Tenant does not accept a Sale Offer within such twenty one
(21) day period, or if after accepting any such Sale Offer within such twenty one (21) day period, fails to enter into a final sale agreement within such thirty (30) day period, in form and substance satisfactory to all parties, then Landlord shall be free to sell the Option Parcel to a third party during the remainder of the First Opportunity Period at a price which is not less than 85% of the purchase price offered to Tenant in the Sale Offer. If the Sale Offer by Landlord also identifies the name of a third party purchaser and, nevertheless, Tenant does not accept the Sale Offer but contract discussions with such third party are terminated prior to the end of the First Opportunity Period, then Landlord shall not sell the Option Parcel to another third party during the First Opportunity Period without, again, offering Tenant the opportunity to purchase during the First Opportunity Period on the terms and conditions set forth herein. If Tenant does not accept a Lease Offer within the aforesaid twenty one (21) day period, or, if, after accepting such Lease Offer within such twenty one (21) day period, fails to enter into a final lease agreement within such thirty (30) day period, in form and substance satisfactory to all parties, then the Landlord shall be free to lease the Option Parcel and any buildings thereon to a third party during the remainder of the First Opportunity Period for a rent and upon such terms and conditions as the Landlord may elect. The Landlord shall always be free to sell or lease the Option Parcel and any building thereon after expiration of the First Opportunity Period, free of all rights and claims of Tenant under this Section 14.3.

     Section 14.4  Landlord agrees to cooperate in good faith with Tenant to
     ------------
cause the Option Parcel Owner to comply with the terms of this Section 14 and, if requested, shall, at Tenant's sole cost and expense, seek to require the Owner of the Option Parcel to specifically perform such obligations but, in no event shall Landlord have any obligation or liability to Tenant nor shall this Lease be affected on account of any failure of the Option Parcel Owner to comply with the terms of Section 14.1 or for failure to grant the Landlord's Purchase Option.

     Section 14.5  First Opportunity Rights.  So long as a Major Default (as
     ------------  -------------------------
said term is hereinafter defined) shall have occurred and be continuing, Landlord shall have no obligation to comply with any of the provisions of this
Section 14 and Tenant shall not have the right to exercise any Purchase Option, Lease Option, First Opportunity Rights or other rights, privileges or options under this Section 14. As used herein, the term "Major Default" shall mean the occurrence of an Event of Default under clause (a) or under any clauses (c) through and including (g) of Section 11.1 or a breach of the provisions of
Section 9.14 of the Lease or any other material default under this Lease.

     Section 14.6  Any termination of this Lease or any subleasing of more than
     ------------
30,000 square feet by Tenant shall also automatically terminate all rights of Tenant under this Section 14.

     Section 14.7  Exercise by Tenant of the Lease Option under Section 14.2 or
     ------------
the Purchase Option under Section 14.1 shall terminate the First Opportunity Rights and all other rights of Tenant under Section 14.3, under Section 14.1 and all rights of Tenant under Section 14.2.


                                   SECTION 15
                                   ----------

                         Holdover Under Existing Lease
                         -----------------------------

     Section 15.1  Defined Terms.  As used herein, the following terms shall
     ------------  -------------
have the meanings as hereinafter set forth:

    "Holdover Contribution" shall mean an amount equal to 50% of the lesser of the Holdover Period Monthly Premium Rent or such lower amount (after deducting sublease rentals and the like) as Tenant is actually obligated to pay under the Holdover Lease for the applicable period.

     "Holdover Lease" shall mean the Original Holdover Lease and any Substitute Holdover Lease.

     "Holdover Monthly Actual Rent" shall mean (as to the Original Holdover Lease) the sum of the following monthly rent and additional rent actually paid by Tenant under the Holdover Lease allocable to the Holdover Period: fixed monthly rent under Article 3 thereof, additional rent on account of taxes under
Article 4 thereof, utilities under Article 7 thereof, maintenance expense charges under Section 8(A) thereof, and operating expenses under Article 9 thereof and insurance under Article 13 thereof, as the same may be increased pursuant to Section 20(B) thereof.

     "Holdover Monthly Base Rent" shall mean the sum of $18,496.00 per month as the same may be increased on account of Tenant's share of increases in the cost of taxes, utilities, insurance premiums, maintenance expense charges and operating expenses under the Holdover Lease.

     "Holdover Period" shall mean the period from the later to occur of (a) the expiration date of the Holdover Lease, namely, May 31, 1997 (as the same may be extended under the existing six month extension option with the consent of Landlord) or (b) the Estimated Term Commencement Date under this Lease, as such date may be changed from time to time under this Lease as a result of delays caused by or chargeable to Tenant or Tenant's architect (but not as a result of delays chargeable to Landlord nor for delays caused by Acts of God described in
Section 13.5 hereof nor for delays caused by Landlord' general contractor under Sections 4.2.1 or 4.7.4 of the General Conditions of the T.I. Construction Contract), through the first to occur of (i) the Term Commencement Date of this Lease or (ii) the date when Tenant is no longer occupying space under the Holdover Lease or (iii) the date Tenant commences occupancy of the Premises.

     "Holdover Period Monthly Premium Rent" shall mean the Holdover Monthly Actual Rent actually paid by Tenant under the Holdover Lease during the Holdover Period less an amount equal to the greater of (i) the Holdover Monthly Base Rent for the same period or (ii) the monthly installment of Annual Fixed Rent, Additional Rent and utilities which would have been due for the same period under this Lease (prorated on a square foot basis for an equal number of square feet as the Holdover Lease premises) had Tenant taken occupancy and commenced payment of rent.

     "Original Holdover Lease" shall mean that certain lease for 13,600 square feet of premises located in the building at 165 Tech Circle, Natick, Massachusetts, dated January 24, 1996 by and between Precision Systems, Inc., as landlord, and Tenant, as tenant, as amended by Amendment to Lease dated _______, 1996.

  "Substitute Holdover Lease" shall mean a lease which Tenant enters into for premises in substitution for the premises under the Original Holdover Lease, the term of which starts not sooner than the last day of the term (including any holdover term) of the Original Holdover Lease and which Tenant enters into after failing to obtain any extension of the Original Holdover Lease.

      Section 15.2  Tenant does hereby represent and warrant to Landlord and
      ------------
covenant with Landlord that (a) a true, accurate and complete copy of the Holdover Lease has concurrently herewith been delivered to Landlord and there have been no amendments, modifications, extensions or terminations of said Lease, (b) the Holdover Lease is in full force and effect and Tenant is not in default thereunder nor has any event or omission occurred which with the giving of notice or passage of time constitute a default on the part of tenant under the Holdover Lease, (c) Tenant shall not enter into any amendment, modification or termination of the Holdover Lease without Landlord's prior written approval, which approval will not be unreasonably withheld or delayed, (d) Tenant shall promptly deliver to Landlord hereunder copies of all notices which it receives under or pursuant to the Holdover Lease and all communications with the lessor thereunder and (e) Tenant shall permit Landlord to directly contact the lessor under the Holdover Lease and shall permit Landlord to negotiate directly with the lessor thereunder in order to reduce Holdover Period rents thereunder, or to extend the Holdover Period as well as any other modifications reasonably required by Landlord, all of which shall be subject to approval of Tenant, which approval will not be unreasonably withhold or delayed.

     Section 15.3  If the Commencement Date for this Lease has not occurred on
     ------------
or before the Estimated Term Commencement Date, Landlord agrees that it shall pay Tenant the Holdover Contribution allocable to the Holdover Period. The Holdover Contribution shall be paid by Landlord to Tenant monthly during the Holdover Period as Tenant pays Holdover Period Monthly Premiums within thirty days of being billed therefor by Tenant. The Holdover Contribution shall be prorated on a daily basis and shall only be payable with respect to the Holdover Period. Tenant represents and warrants to Landlord that (a) the term of the Holdover Lease expires on May 31, 1997, (b) the monthly base rent and monthly additional rent on account of taxes, insurance, utilities and operating expenses under the Holdover Lease through and including expiration of such term is $18,496.00 per month, (c) the Holdover Lease currently provides for Holdover Monthly Actual Rent at the monthly rate of $55,488.00 and (d) Tenant has the right to extend the term for 6 months at the rental set forth in clause (b) hereof. Tenant agrees to keep Landlord fully advised, in a timely manner, of the status of all expiration dates, extension dates, cancellation dates and holdover rent under the Holdover Lease and shall fully cooperate with Landlord in any effort made by Landlord to extend any such Holdover Lease and shall use its diligent efforts to seek a holdover rent under the Holdover Lease as close as possible to the Holding Monthly Base Rent. Termination of this Lease as a result of a default by Tenant shall terminate all obligations of Landlord under this Section 15.

     Section 15.4  Extension of Holdover Period.   Tenant currently has the
     ------------  ----------------------------
right to extend the Holdover Period for an additional term of six (6) months commencing as of June 1, 1997 (the "Holdover Period Extension"). Tenant agrees that it shall not exercise the Holdover Extension Right without the prior written consent of Landlord and that, upon mutual approval by Landlord and Tenant, Tenant shall promptly exercise such Holdover Extension Right. Tenant shall have no obligation to exercise the Holdover Period Extension.


                                   SECTION 16
                                   ----------

                           Relocation of Parking Area
                           --------------------------


     Section 16.1  Landlord shall have the right, at any time, to terminate
     ------------
Tenant's right to use the NDNE Cross Easement Parking Area under this Lease and under the Cross Easement by substituting therefor parking spaces and parking area, approximately shown on said Plan as the "Substitute Parking Area"; provided, however, that as a condition to effecting such termination and substitution, Landlord shall first have substantially completed the "Substitute Parking Area Work" (as hereinafter defined). It is currently anticipated that the number of parking spaces which will be substituted and replaced will be approximately 96 and that of this number approximately 80 spaces will be replaced in the Substitute Parking Area on the Fee Lot and the balance to be located in the area within the Leasehold Lot shown on the Plan as the Substitute Parking Area. The exact configuration of the Substitute Parking Area as well as the exact number of spaces to be deleted and substituted in connection therewith shall be subject to such further changes as the Landlord may reasonably require provided that the resulting number of parking spaces replaced by the Landlord is equal to the number of spaces lost as the result of the termination of the Tenant's right to park in the NDNE Cross Easement Parking Area. As used herein, the term "Substitute Parking Work" shall mean paving and striping of the Substitute Parking Areas in accordance with the Plan including, without limitation, installation of such curbing, lighting and landscaping as required so that the Substitute Parking Areas are comparable in appearance, lighting and quality to the balance of the parking areas on the Lot. The Substitute Parking Area Work shall be deemed substantially complete on the date on which construction of the same shall have been substantially completed with the exception of items which can be completed without material interference to Tenant's use of the Substitute Parking Areas. For purposes hereof, the completion of a binder coat, striping of parking areas, the lighting and curbing providing for necessary access and egress shall constitute substantial completion. Landlord shall complete all incomplete Substitute Parking Work with due diligence.

                                   SECTION 17
                                   ----------

                                 Leasehold Lot
                                 -------------


     Section 17.1  It is expressly understood and agreed by and between Landlord
     ------------
and Tenant that this Lease, as to the Leasehold Lot, is a sublease and is subject and subordinate to the Ground Lease with respect to the Leasehold Lot and that no right, power or privilege granted to Tenant hereunder with respect to the Leasehold Lot may be exercised or enjoyed by Tenant and no term, covenant or condition of this Lease insofar as it relates to the Leasehold Lot benefiting Tenant shall be operative if and to the extent that such exercise, enjoyment or operation would not be permitted by or would violate or be in conflict with any term, covenant or condition of the Ground Lease. Without limiting the generality of the foregoing, it is expressly understood and agreed that all rights of Tenant in and to any eminent domain awards in any way related to the Leasehold Lot shall be, and is hereby expressly made, subject and subordinate to the rights of the Landlord under the Ground Lease. Landlord represents and warrants that attached hereto as Exhibit 16 is a true, accurate and complete copy of the Ground Lease and any amendments and modifications thereof theretofore made. Landlord covenants and agrees that Landlord will not violate any of the terms, covenants or conditions of the Ground Lease. The cost of any and all insurance required to be carried by Landlord under the Ground Lease or which Landlord carries in connection with the Ground Lease shall be included in the costs payable by Tenant as Additional Rent under Section 6.3 of the Lease. From and after the Term Commencement Date and to the maximum extent, this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless the Town of Framingham, as landlord under the Ground Lease (the "Ground Lease Landlord") from and against all claims of whatever nature arising from any act, omission or negligence of Tenant, Tenant's contractors, licensees, agents, servants, employees or customers, or anyone claiming by, through or under Tenant so long as Tenant or any occupant claiming under Tenant is in occupancy or is using any part of the entire Leasehold Lot where such accident, injury or damage results or is claimed to have resulted from any act, omission or negligence on the part of Tenant or Tenant's contractors, licensees, agents, servants, employees or customers or anyone claming by, through or under Tenant. The foregoing indemnity and hold harmless agreement shall include indemnity against all costs and expenses and liabilities incurred in or in connection with any claim or proceeding brought thereon and the defense thereof with counsel acceptable to the Ground Lease Landlord. To the maximum extent, this agreement may be made effective according to law, Tenant agrees to use and occupy the Leasehold Lot and any other part of the entire Leasehold Lot which the Tenant is permitted to use hereunder at Tenant's own risk and the Ground Lease Landlord shall have no responsibility or liable for any loss or damage to fixtures or other personal property of Tenant or any person claiming by, through or under Tenant.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

                         LANDLORD:

                         NDNE 9/90 CROSSING LIMITED
                          LIABILITY COMPANY

                         By:  NDNE Properties, Inc.
                         Its: Manager

                         By:  John J. O'Neil, III
                         Its  Executive Vice President


                         TENANT:

                         NATURAL MICROSYSTEMS CORPORATION

                         By:  John F. Kennedy
                         Its  CFO